UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 6

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

TOSHOAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Date: September 9, 2014

Delaware	5190	42-1778735
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

1-1-36, Nishiawaji,
Higashiyodogawa-ku Osaka 533-0031, Japan

info@toa-group.asia

Telephone: +81-6-6325-5035

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

ETN SERVICES, LLC

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: teakwood5@cox.net

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	72,000,000	$1.00	$72,000,000	$9,273.60

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

TOSHOAN HOLDINGS, INC.

72,000,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of TOSHOAN HOLDINGS, INC.  Upon completion of this Offering, we will attempt to have the shares quoted on the OTCBB operated by FINRA (Financial Industry Regulatory Authority) and OTCQB operated by  OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCBB or OTCQB.  To be quoted on the OTCBB or OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, “Toshoan Holdings, Inc.” are offering 2,000,000 shares of our common stock and our selling shareholders are offering 70,000,000 shares of our common stock.  We will not receive any of the proceeds from the sale of shares by the selling shareholders.  Shareholders may also sell their shares at market prices or in privately negotiated transactions if at such time are shares are quoted on the OTC marketplace. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our sole officer and director Hajime Abe. Mr. Abe is deemed to be an underwriter of this offering. He will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $1.00 per share for the duration of the Offering. If at any times our shares are quoted on the Over The Counter Marketplace “OTC” shareholders may sell their own shares at prevailing market prices or at privately negotiated prices. Assuming all of the 2,000,000 shares being offered by the Company are sold, the Company will receive $2,000,000 in net proceeds. Assuming 1,500,000 shares (75%) being offered by the Company are sold, the Company will receive $1,500,000 in net proceeds. Assuming 1,000,000 shares (50%) being offered by the Company are sold, the Company will receive $1,000,000 in net proceeds. Assuming 500,000 shares (25%) being offered by the Company are sold, the Company will receive $500,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days.

In their audit report dated March 5, 2014, our auditors have expressed substantial doubt as to our ability to continue as a going concern.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$1.00	Not applicable	$1.00
Minimum Purchase	None	Not applicable	Not applicable
Total (2,000,000 shares)	$2,000,000.00	Not applicable	$2,000,000.00

Currently, Mr. Abe owns approximately 61.1% of the voting power of our outstanding capital stock. After the offering, assuming all of his personal shares and those shares being offered on behalf of the company are sold, Mr. Abe will hold or have the ability to control approximately 58.1% of the voting power of our outstanding capital stock.

*Mr. Abe will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Abe’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Regarding the sale of Mr. Abe’s shares, they will be sold at a fixed price of $1.00 for the duration of the offering.

If at such time our shares are quoted on the Over The Counter Marketplace “OTC” the selling stockholders, with the exception of Mr. Abe, may sell their shares at prevailing market prices or at privately negotiated prices. Mr. Abe will sell his shares at the fixed price of $1.00 for the duration of the offering.

**Mr. Abe does not intend to solicit any potential purchasers through oral solicitation and his participation in the offering will be limited to the activities set forth in Rule 3a4-1(a)(4)(iii) under the Exchange Act. Mr. Abe plans to take a passive approach in the offering, only directly soliciting potential investors that are family, friends, and business acquaintances all of which will be done without oral solicitation, and only through the mailing of letters notifying such individuals of the Company’s offering. Should they then choose to invest Mr. Abe will perform ministerial and clerical work involved in effecting any such transaction. Mr. Abe will also perform the same ministerial and clerical work should other individuals come forth that would like to invest who discovered the offering through other means such as the internet, word of mouth, or other indirect means.

If all the shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $30,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by Hajime Abe, our CEO and Director. There has been no public trading market for the common stock of Toshoan Holdings, Inc.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is September 9, 2014

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘TOSHOAN,’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to TOSHOAN HOLDINGS, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending January 31. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 8, and the condensed financial statements, before making an investment decision.

All dollar amounts refer to US dollars unless otherwise indicated.

The Company

Toshoan Holdings, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on January 24, 2013.

The Company is a development stage company and conducts a trading business through TOA FISHERY CO., LTD., a Japanese Corporation (“TOA Fishery”), which is our wholly owned subsidiary. Our business is engaged in a range of global business activities including the worldwide trading of food products.

TOA Fishery is a company engaged in the worldwide trading of seafood products. Currently, TOA Fishery concentrates their business activities on the importation and sale of tuna which are referred to as “maguro” in the country of Japan.

Our principal executive offices are located at 1-1-36, Nishiawaji, Higashiyodogawa-ku Osaka 533-0031, Japan. Our phone number is +81-6-6325-5035.

We have generated only little revenue to date and our activities have been limited to developing our business and financial plans. As of May 12, 2014, our revenues and cost of revenues were generated by only our related parties. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. Even if we raise 100% of the offering, we may not have sufficient capital to begin generating further revenues from operations.

We believe we need to raise $1,000,000 to execute our business plan over the next 12 months. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to commercialize our intended service offering or develop our business strategy.

We will receive proceeds from the sale of 2,000,000 shares of our common stock and intend to use the proceeds from this offering to begin implementing the business plan of our company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $30,000.00, are being paid for by Hajime Abe, our CEO and Director. The maximum proceeds to us from this offering ($2,000,000) will satisfy our basic subsistence level, cash requirements for up to 24 months including legal and accounting costs associated with this offering, the costs associated with our continuous disclosure obligations, incidental expenses, and the cost of implementing the investigative aspects of our business plan, including identifying and securing additional sources of financing, consultants, operating equipment, marketing and facility. 75% of the possible proceeds from the offering by the company ($1,500,000) will satisfy our basic, subsistence level cash requirements for up to 18 months, while 50% of the proceeds ($1,000,000) will sustain us for up to 12 months, and 33% of the proceeds ($666,000) will sustain us for up to nine months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from the offering.  For example, we may determine that is it more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. We do not have adequate funds to satisfy our working capital requirements for the next twelve months unless we can raise the $1,000,000. During the 12 months following the completion of this offering, we intend to implement our business and marketing plan.

In their audit report dated March 5, 2014, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our sole director and officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plan.

Assuming we sell a minimum of 1,000,000 shares offered in this offering, the $1,000,000 raised would be insufficient to commercialize our business or develop our business strategy for any period more than 12 months.  Consequently, we may need to raise more money to implement our business plan over the next 12 months.

Our Offering

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 70,000,000 shares of Common Stock and 1,000,000 of Preferred Stock issued and outstanding. Through this offering we will register a total of 72,000,000 shares. These shares represent 2,000,000 additional shares of common stock to be issued by us and 70,000,000 shares of common stock by our selling stockholders. We may endeavor to sell all 2,000,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $1.00 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $1.00 for the duration of the offering however, if at such time our shares are quoted on the Over The Counter Marketplace “OTC” the selling stockholders may sell their shares at prevailing market prices or at privately negotiated prices. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the company. Mr. Abe will clarify for investors at the time of purchase whether the proceeds are going to the company or directly to himself.

* Mr. Abe will be able to sell his shares at any time during the duration of this offering. Regarding the sale of Mr. Abe’s shares, they will be sold at a fixed price of $1.00 for the duration of the offering. If at such time our shares are quoted on the Over The Counter Marketplace “OTC” the selling stockholders, excluding Mr. Abe, may sell their shares at prevailing market prices or at privately negotiated prices.

Mr. Abe will sell his shares at the fixed price of $1.00 for the duration of the offering.

*Mr. Abe will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Abe’s interest in selling shares for his own account and in selling shares on the Company’s behalf.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

2,000,000 shares of common stock, at a fixed price of $1.00 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days.

Securities being offered by the Selling Stockholders	70,000,000 shares of common stock, at a fixed price of $1.00 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times unless at any time our shares are quoted on the Over The Counter Marketplace “OTC” which at such time shares may be sold at prevailing market prices or at privately negotiated prices by the selling stockholders. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $1.00 for the duration of this Offering. The selling shareholders however, if at such time it occurs that our shares are quoted on the OTC Marketplace, may sell their shares at prevailing market prices or in privately negotiated transactions.

Number of shares outstanding before the offering of common stock	70,000,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares	72,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $1.00.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $1.00 per share for the duration of the offering. If at such time it occurs that our shares are quoted on the OTC Marketplace, the selling stockholders may sell their shares at prevailing market prices or in privately negotiated transactions.

Use of Proceeds	We intend to use the net proceeds to us for working capital, specifically, purchasing of products, development of new food product lines, marketing, increasing our existing number of customers, recruiting, training and establishing of additional corporate sales agents and performance of financial strategies.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 72,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

Terms of the Offering	Our sole officer and director will sell the 2,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $30,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Our officer & director, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our executive officer and director will own approximately 58.1% of the voting power of our outstanding capital stock. However, if only 75% of his shares, 50% of his shares or 25% of his Shares in this Offering are sold, our executive officer and director will own 58.7%, 58.5% or 58.3%, respectively.

	Before	After offering
	offering	100%	75%	50%	25%
Common stock
Number of shares outstanding	70,000,000	72,000,000	71,500,000	71,000,000	70,500,000
Director and Officer ownership	3,852,000	0	0	0	0
Percentage	5.5%	0.0%	0.0%	0.0%	0.0%
Series A Preferred stock (100 votes)
Number of shares outstanding	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
Director and Officer ownership	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
Percentage	100.0%	100.0%	100.0%	100.0%	100.0%
Voting powers
Number of voting powers	170,000,000	172,000,000	171,500,000	171,000,000	170,500,000
Director and Officer voting powers	103,852,000	100,000,000	100,000,000	100,000,000	100,000,000
Percentage	61.1%	58.1%	58.3%	58.5%	58.7%

 You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

The tables and information below are derived from our financial statements for the period from January 24, 2013 (Inception) to April 30, 2014.

Financial condition – Consolidated base

	As of	As of	As of
	April 30, 2014	January 31, 2014	January 31, 2013

Cash and Deposits	$-	$-	$-
Trade receivables - Related party	$21,126	$-	$-
Prepaid expenses	$-	$-	$2,000
TOTAL ASSETS	$21,126	$-	$2,000
Trade Payables - Related party	$15,845	$-	$-
Account payables-Related Party	$46,129	$29,815	$2,244
Accrued expenses	$-	$4,672	$-
TOTAL LIABILITIES	$61,974	$34,487	$2,244
Common stock	$7,000	$7,000	$2,000
Preferred Stock	$100	$100	$-
Additional paid-in capital	$2,438	$2,438	$-
Subscription receivable	$(2,505)	$(2,676)	$-
Deficit accumulated during the development stage	$(48,841)	$(42,285)	$(2,244)
Foreign currency translation adjustment	$960	$935	$-
TOTAL SHAREHOLDER EQUITY	$(40,848)	$(34,487)	$(244)
TOTAL LIABILITIES AND SHAREHOLDER EQUITY	$21,126	$-	$2,000

Statement of operations

			Period from
	Three		January 24, 2013
	months	Year	(Date of Inception)
	Ended	Ended	through
	April 30, 2014	January 31, 2014	April 30, 2014

Revenues	$21,110	$7,504	$28,614
Cost of revenues	15,833	5,772	21,605
Gross profit	$5,277	$1,732	$7,009
Expenses	11,834	41,772	55,850
NET INCOME (LOSS)	$(6,557)	$(40,040)	$(48,841)
NET INCOME(LOSS) PER SHARE	$(0.00)	$(0.00)

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

For the three months ended April 30, 2014, the Company had revenues of $21,110, cost of revenues of $15,833, expenses of $11,834 and net loss of $6,557 as compared to revenues of $0, cost of revenues of $0, expenses of $2,000 and net loss of $2,000 for the three months ended April 30, 2013. As of April 30, 2014, the Company has total assets of $21,126 and shareholders’ deficit of $40,848 as compared to total assets of $0 and shareholders’ deficit of $34,487 as of January 31, 2014.

The previous change in revenue, cost of revenues, expenses, and net loss is attributed to the fact that the Company is now carrying out operations in purchasing and reselling its tuna product. Attributed to this are increased expenses that did not exist previously when the Company was not carrying out any specific business operations. For the period ending April 30, 2014 the Company purchased tuna in the amount of $15,833 (1,620,000 JPY) from Tsukiji TOA Suisan Co., Ltd. and resold the product to Toshoan Restaurant at $15,833 (2,160,000 JPY) .

For the fiscal year ended January 31, 2014, the Company had revenues of $7,504, cost of revenues of $5,772, expenses of $41,772 and net loss of $14,639 as compared to revenues of $0, cost of revenues of $0, expenses of $2,244 and net loss of $2,244 for the fiscal year ended January 31, 2013. As of January 31, 2014, the Company has total assets of $0 and shareholders’ deficit of $34,487 as compared to total assets of $2,000 and shareholders’ deficit of $244 as of January 31, 2013.

On May 20, 2014, the Company purchased 3,000,000 JPY ($29,126) of seafood and have kept it since as inventory. The quantity of tuna in inventory is 1,263.3 kg and can be kept fresh in storage for a bit more than 3 months. If this inventory pf tuna is sold, there is a possibility that we will acquire revenues of about $40,000 and gross profit of about $10,000. However, there is no assurance that we will be able to sell all or any of the inventory. If we fail to sell any of our inventory, we will incur the loss of $29,126. It is important to note that based on existing trends there can never be certainty that a particular product of tuna will be sold at all or in a timely enough manner in which we can provide high quality product that is fresher than our competitors. At this time there exists the possibility that the tuna may go unsold and we may acquire a loss.

As of April 30, 2014, the Company had no off-balance sheet arrangements.

Our cash balance is $0 as of April 30, 2014. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Hajime Abe, our president and director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Hajime Abe, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. There is also no guarantee that Hajime Abe will loan the Company any such funds. Mr. Abe has indicated no maximum amount of funds that he would be willing to loan to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $1,000,000 of funding from this offering. Being a development stage company, we have a very limited operating history. After a twelve-month period we may need additional financing but currently do not have any arrangements for such financing.

We are a development stage company and have generated only little revenue to date. Long term financing beyond the maximum aggregate amount of this offering will be required to fully implement our business plan. The exact amount of funding will depend on funding required for full implementation of our business plan. Our expansion may include expanding our office facilities, hiring sales personnel and expanding into other geographical areas. We do not currently have plans for our expansion, and have not yet decided on the scale of our expansion if we decided to do so and on the exact amount of funding needed for our long term financing.

If we do not receive any proceeds from the offering or the minimum amount of $1,000,000 that we require to operate for the next 12 months Hajime Abe, has informally agreed to advance us funds, however, he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to start our proposed operations but we cannot guarantee that once we start operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources of funding. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash we need, or cease operations entirely. Even if we raise $1,000,000 from this offering, it will most likely only last one year. We may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

We will require additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

The Company, being a Developmental Stage Company has generated only little revenues since our inception in January 2013.

We are a development stage company. Our ability to continue as a going concern is dependent upon our ability to commence a commercially viable operation and to achieve further profitability. Since our inception in January 2013, we have generated only small amounts of revenues, and currently have only limited operations, as we are presently in the planning stage of our business development as an exploration stage company. These factors raise substantial doubt about our ability to continue as a going concern. We may not be able to generate further revenues in the future and as a result the value of our common stock may become worthless. There are no assurances that we will be successful in raising additional capital or successfully developing and commercializing our products and become profitable.

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be profitable and we may not be able to generate sufficient revenue to develop as we have planned.

We were incorporated in Delaware in January of 2013. We have no significant assets or financial resources. The likelihood of our success must be considered in light of the expenses and difficulties in development of worldwide clients, recruiting and keeping clients and obtaining financing to meet the needs of our plan of operations. Since we have a limited operating history we may not be profitable and we may not be able to generate sufficient revenues to meet our expenses and support our anticipated activities.

 The effect of the recent economic crisis may impact our business, operating results financial conditions.

The recent global economic crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments may affect our business, operating results or financial condition in a number of ways. For example, our potential customers may never start spending with us, may have difficulty paying us or may delay paying us for previously purchased services. A slow or uneven pace of economic recovery would negatively affect our ability to start our distribution business and obtain financing.

Because we will obtain our sea food products from a company other than our own, a disruption in the delivery of products may have a greater effect on us than on our competitors.

We have and will continue to purchase our tuna products from Tsukiji TOA Suisan Co., Ltd. Deliveries of our tuna products that we first purchase from “Tsukiji” may be disrupted through factors such as:

(1) marine products shortages, work stoppages, strikes and political unrest;

(2) problems with ocean, land, and air shipment of product, including work stoppages and shipping container shortages;

(3) increased inspections of import shipments or other factors causing delays in shipments; and

(4) economic crises, international disputes and wars.

If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

Currently, we rely heavily on the existence of Tsukiji TOA Suisan Co., Ltd. as they are our exclusive supplier of tuna. Any financial or legal issues faced by Tsukiji may greatly impact our business and cause a loss or complete loss in your investment.

Because all of our products come directly from Tsukiji TOA Suisan Co., Ltd., if they face financial troubles such as bankruptcy, or legal disputes they may not be able to continue their normal course of business, leaving us with little or no sea food products to deliver to our customers. If in the event that Tsukiji was forced to cease operations due to bankruptcy or any other reason, we would be left without a supplier of tuna. This would be extremely detrimental to us as we would be left with no product to sell to wholesalers throughout Japan. This could cause a loss or complete loss in your investment if this were to occur.

Because we will be delivering perishable products such as seafood we may face obstacles in maintaining the quality, and freshness of our product. If we are unable to do so we may loser customers.

Generally, the freshness and quality of tuna is a determining factor in the purchase of tuna by wholesalers. If for whatever reason, whether it be issues with transportation, time delays, or damaged goods, we may face challenges in maintaining the quality of our seafood products. This could lead to fewer customers as well as fewer sales, if we are unable to provide high quality goods to our customers. In turn this could lead to a loss in your investment.

Currently, our customers do not have any agreements with us for the future purchase of tuna. All of our orders with our existing customers that we have in place are the result of recurring orders, not contracts that we have in place. We face the possibility that we may lose some of these customers for reasons such as lower purchase price from competitors, lack of freshness of our goods, or delays in our delivery of goods.

Our customers do not have any legally binding agreements with us for the future purchase of tuna. All of our orders with our current customers that we have in place are the result of recurring orders, or “orders that have been placed on a single shipment basis”, meaning a one time shipment. If for whatever reason we are late in delivering goods, do not deliver high quality goods, or our competitors offer lower prices for tuna, we may lose the customers that we have and our profits will be negatively affected. This could lead to a loss in your investment.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes small, medium, and large scale sea food distributors, many of which may distribute similar seafood products or the same products at competitive prices. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Because the Company’s headquarters and assets are located outside the United States in Japan, investors may experience difficulties in attempting to effect service of process and to enforce judgments based upon US Federal Securities Laws against the Company and its non-US resident officers and directors.

While we are organized under the laws of State of Delaware, our officers and Directors are non-US residents and our headquarters and assets are located outside the United States in Japan. Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

 We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• Demand for our products;

• Our ability to retain existing customers or encourage repeat purchases;

• Our ability to manage our product inventory;

• General economic conditions;

• Advertising and other marketing costs;

• Costs of expanding to other seafood products.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our future success is dependent, in part, on the performance and continued service of Hajime Abe, our President and CEO. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Hajime Abe, our President and CEO. We currently do not have an employment agreement with Mr. Abe. The loss of his services would delay our business operations substantially.

Because our current President has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Hajime Abe, our president and director, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Hajime Abe to our company could negatively impact the development and implementation of our business. The other businesses which Hajime Abe conducts and operates are not in the food distribution industry. Unless the other business interests of which Mr. Hajime Abe is associated with expanded their businesses to include food distribution, in particular of tuna fish, they could then become a competitor to the Company. As it stands today however, these other businesses do not compete with the Company regarding food distribution of tuna or have any intentions of doing so. Other business interests however, of Tsukiji TOA Suisan Co. Ltd. and Toshoan Restaurant, may in fact affect our own business’s operating results. Currently, Tsukiji TOA Suisan Co., Ltd. is our supplier of tuna fish, and Toshoan Restaurant is our main customer. If either of these factors changed or the supply and demand of tuna changed it could negatively affect our business.

If Hajime Abe, our President and Director, should resign or die, we will not have a Chief Executive Officer that could result in our operations suspending. If that should occur, you could lose your investment.

We are extremely dependent on the services of our president and director, Hajime Abe, for the future success of our business. The loss of the services of Hajime Abe could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose most if not all of your entire investment.

 Our future success is dependent on our implementation of our business plan. We have many significant steps still to take.

Our success will depend in large part in our success in achieving several important steps in the implementation of our business plan, including the following: acquiring business information, development of clients, development of more suppliers, implementing order processing and customer service capabilities, and management of business process. If we are not successful, we will not be able to fully implement or expand our business plan.

Our success depends upon our ability to attract and hire key personnel. Since many of our personnel will be required to be bilingual, or to have other special skills, the pool of potential employees may be small and in high demand by our competitors. Our inability to hire qualified individuals will negatively affect our business, and we will not be able to implement or expand our business plan.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled technical employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. Our management has limited experience in recruiting key personnel which may hurt our ability to recruit qualified individuals. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

If we cannot effectively increase and enhance our sales and marketing capabilities, we may not be able to increase our revenues.

We need to further develop our sales and marketing capabilities to support our commercialization efforts. If we fail to increase and enhance our marketing and sales force, we may not be able to enter new or existing markets. Failure to recruit, train and retain new sales personnel, or the inability of our new sales personnel to effectively market and sell our products, could impair our ability to gain market acceptance of our products.

Our current Chief Executive Officer and President, Hajime Abe, beneficially owns approximately or has the right to vote on 61.3% of our outstanding common stock and preferred stock in total. As a result, he will have the ability to control substantially all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, he is able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by him could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mr. Abe's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

 Our growth will place significant strains on our resources.

The Company is currently in the exploration stage, with only limited operations, and has generated only minimal revenue since inception in January 2013. The Company's growth, if any, is expected to place a significant strain on the Company's managerial, operational and financial resources. Moving forward, the Company's systems, procedures or controls may not be adequate to support the Company's operations and/or the Company may be unable to achieve the rapid execution necessary to successfully implement its business plan. The Company's future operating results, if any, will also depend on its ability to add additional personnel commensurate with the growth of its operations, if any. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be adversely affected.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, that are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that we only have one officer and Director, who has minor experience as an officer or Director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our officers and Directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

While we rely heavily on Hajime Abe, he lacks experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an officer or Director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officers and directors ultimate lack of experience with publicly-traded companies and their reporting requirements in general. Additionally, due to the fact that all of our officers and Directors are currently located in Japan; having employment outside of the Company; and lacking experience with companies in our industry, we may be unable to successfully implement our business plan, and/or manage our future growth if any. Our officers and Directors do not currently believe that their outside employment affects the day to day operations of the Company. While the Company believes that the time and resources that our officers and Directors are able to provide to the Company, and/or which they may be willing to provide to us in the future, as well as our outside consultants are adequate to support the Company’s business plan, our operations and growth (if any) may be adversely affected by the fact that our officers and Directors are located in another country, only being able to provide a limited number of hours of service to the Company per week and/or their outside employment.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCBB and OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of common stock, of which 70,000,000 shares are issued and outstanding as of September 9, 2014. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Currently, our series A preferred stock entitles the holder thereof to 100 votes on all matters upon which the holders of the common stock of the Company are entitled to vote. Series A Preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to TOSHOAN HOLDINGS, INC. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Mr. Abe does not intend to solicit any potential purchasers through oral solicitation and his participation in the offering will be limited to the activities set forth in Rule 3a4-1(a)(4)(iii) under the Exchange Act.

Mr. Abe does not intend to solicit any potential purchasers through oral solicitation and his participation in the offering will be limited to the activities set forth in Rule 3a4-1(a)(4)(iii) under the Exchange Act. Mr. Abe plans to take a passive approach in the offering, only directly soliciting potential investors that are family, friends, and business acquaintances all of which will be done without oral solicitation, and only through the mailing of letters notifying such individuals of the Company’s offering. Should they then choose to invest Mr. Abe will perform ministerial and clerical work involved in effecting any such transaction. Mr. Abe will also perform the same ministerial and clerical work should other individuals come forth that would like to invest who discovered the offering through other means such as the internet, word of mouth, or other indirect means.

Mr. Abe will be able to sell his shares at any time during the duration of this offering. This may pose a conflict of interest since he is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

As previously mentioned Mr. Abe is going to be selling shares on behalf of the Company in this offering. Mr. Abe is also simultaneously having his shares registered for resale. This conflict of interest could divert Mr. Abe’s time and attention in selling shares on behalf of the Company since he will also be able to sell his own shares. Several factors that could result are less monies raised by the company, and less desire to purchase shares by investors to name a few negative consequences. Because of this your investment could be adversely affected.

Our President, Hajime Abe does not have any prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Hajime Abe does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCBB and OTCQB. The OTCBB and OTCQB are regulated quotation services that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB or OTCQB are not issuer listing services, market or exchange. Although the OTCBB or OTCQB do not have any listing requirements per se, to be eligible for quotation on the OTCBB and OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCBB or OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB or OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $30,000. We will have to utilize funds from Hajime Abe, our officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCBB and OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCBB or OTCQB.

INDUSTRY OVERVIEW

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Tuna (“Maguro”) industry

Tuna, also referred to as “Maguro” by the Japanese, is one of the most commonly consumed seafood products in Japan. According to statistics from the Food and Agriculture Organization of the United Nations (FAO), the global tuna industry, which includes catch and culture in 2011 was 195 million tons, and consumption of tuna alone in Japan was 42 million tons that same year. Japanese consumption of tuna makes up about 22 percent of total worldwide consumption of tuna.

Tuna is consumed throughout many households and restaurants in the country of Japan and in many instances raw tuna is served as “sashimi” or sushi, a very popular Japanese tradition.

Tuna have many species and price ranges that they call for on the open market. Many times some variations of tuna species are treated as a delicacy and can be an expensive luxury in Japan. It is very common for Japanese wholesalers and food service companies to seek out fresh tuna at a lower price point to satisfy the high demand for tuna.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

The Company was originally incorporated with the name Gold Eagle Acquisition, Inc., under the laws of the State of Delaware on January 24, 2013, with an objective to acquire, or merge with, an operating business.

On June 20, 2013, Jeffrey DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the sole shareholder of the Company, entered into a Share Purchase Agreement with Hajime Abe, C/O Toa Shoko, 1-1-36, Nishiawaji, Higashiyodogawa-ku, Osaka 533-0031, Japan. Pursuant to the Agreement, Mr. DeNunzio transferred to Hajime Abe, 20,000,000 shares of our common stock which represented all of our issued and outstanding shares.

Following the effective date of the share purchase transaction with Mr. DeNunzio, Hajime Abe gained a 100% interest in the issued and outstanding shares of our common stock. Mr. Hajime Abe is and remains the controlling shareholder of the Company. Commensurate with the closing, the Company filed with the Delaware Secretary of State, a Certificate of Amendment to change the name of Registrant to Toshoan Holdings, Inc.

On June 20, 2013, Mr. DeNunzio resigned as our President, Secretary, Treasurer and Director, such resignation is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On June 20, 2013, Mr. Hajime Abe was appointed as Director, President, Secretary and Treasurer, to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

On December 2, 2013, the Company issued 1,000,000 shares of restricted Series A preferred stock valued at $100 to Hajime Abe as director’s compensation.

On December 2, 2013, the Company issued 50,000,000 shares of restricted common stock valued at $5,000 to Hajime Abe as director’s compensation.

On December 11, 2013, the Company engaged MaloneBailey, LLP (“Malone”) of Houston, Texas, as its new registered independent public accountant.

On December 11, 2013, Mr. Hajime Abe entered into stock purchase agreements with approximately 707 Japanese shareholders. Pursuant to these agreements, Mr. Abe sold 66,148,000 shares of common stock in the company to these individuals.

We claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On December 13, 2013, Toshoan Holdings, Inc. entered into a Stock Purchase Agreement with Hajime Abe. Pursuant to the Agreement, Hajime Abe, at the effective date transferred to Toshoan Holdings, Inc., 20 shares of the common stock of TOA Fishery which represents all of its issued and outstanding shares in consideration of 1,000,000 JPY ($10,089 USD). Following the closing of the share purchase transaction on December 13, 2013, Toshoan Holdings, Inc. gained a 100% interest in the issued and outstanding shares of TOA Fishery’s common stock. Toshoan Holdings, Inc. is now the controlling shareholder of TOA Fishery.

Business Information of TOA Fishery

TOA Fishery was initially formed as an Osaka, Japan Corporation on October 31, 2013.

Outline of the Structure of Our Business

As depicted in the diagram above, TOA Fishery Co., Ltd is a 100% wholly owned subsidiary of Toshoan Holdings, Inc. The company, “TOA Fishery” conducts a tuna wholesale business that resells tuna products to seafood markets throughout Japan. As will be elaborated on later on, TOA Fishery first purchases their tuna from their supplier, Tsukiji TOA Suisan Co., Ltd., “Tsukiji.” Tsukiji makes their initial catch of tuna that they resell to distributors such as TOA Fishery via fishing boats that travel deep into the Pacific Ocean (see diagram pg. 17).

Following each “catch” Tsukiji notifies TOA Fishery of the quantity of tuna that is available for purchase and “TOA Fishery” places an order for a particular quantity to be shipped to Narita Airport in Japan where they then take delivery of the goods they ordered. Following this, TOA Fishery then utilizes their own trucks that they rent to deliver the tuna to their own customers throughout Japan.

 Supplier

TOA Fishery purchases tuna from their supplier, Tsukiji TOA Suisan Co., Ltd., whose address is 4-10-16, Tsukiji, Chuo-ku, Tokyo 104-0045, Japan, a Japan Corporation (“Tsukiji”).

On November, 4 2013, TOA Fishery entered into an Exclusive Supplier Agreement to purchase tuna from Tsukiji TOA Suisan Co., Ltd., “Tsukiji” *This supplier agreement can be found as exhibit 3.8 to the Super 8-K filed on December 19, 2013.

As of April 3, 2014, Tsukiji owns two tuna fishing boats that are used to carry out fishing operations in the Pacific Ocean. Both fishing boats are anchored at Port Authority of Guam whose address is 1026 Cabras Highway, Suite 201 Piti, Guam 96915. After the catch is completed the tuna are unloaded at the same port.

Tsukiji’s current fishing area is in the Pacific Ocean. Each fishing expedition lasts about two weeks, therefore each of Tsukiji’s fishing boats can make two fishing expeditions each month. Currently, both fishing boats catch about 9 tons of tuna each trip they make out into open waters. Below is a diagram of the fishing area where the tuna are caught.

Sales

Once TOA Fishery confirms the tuna catch from Tsukiji, and coordinates the pickup of tuna, TOA Fishery informs their customers of the quantity of tuna caught and the delivery schedule of the product to their stores. Usually, tuna orders are processed between TOA Fishery and all of their customers within only a few hours. TOA Fishery’s customers are sea food wholesalers throughout Japan.

Currently, as of April 3, 2014, TOA Fishery has verbal agreements to deliver tuna products to nineteen (19) different sea food wholesalers as operations grow and product becomes available. Thus far however, only one customer has actually purchased and received tuna from TOA Fishery. These nineteen total customers however, do not have definitive agreements to continue purchasing tuna product with TOA Fishery even after they may make one or more orders.

Logistics

Once the fishing boats owned and operated by Tsukiji return to port from their fishing expeditions in the Pacific Ocean they unload the large quantities of tuna into freezer containers. Next the freezer containers are brought to a nearby airport where they are transported by air, by Tsukiji, to Narita Airport.

Once these containers arrive at Narita Airport by plane, the tuna are then unloaded by TOA Fishery at the Cargo Terminal. Next the tuna are then sorted and shipped by TOA Fishery to their customers who previously placed an order for tuna. The tuna is shipped to the wholesalers (customers) by domestic land transporters via trucks.

Quantity and Price

The profits, distribution of profits, and operations can be summarized below.

* The figures represented immediately following are solely estimated potential.  Additionally, these figures only represent estimates regarding our possible catch, pricing, and profit. There is no guarantee that we will ever be profitable.

Catch of Tsukiji TOA			Prices		Profit Plan
Tuna catch per month per boat	# of boats	Tuna catch per month	Purchase price per kg	Sales price per kg	Revenues per month	Cost of revenues per month	Gross profit per month
ton		ton	JPY	JPY	JPY	JPY	JPY
14.7	2	29.4	800	1,200	35,280,000	23,520,000	11,760,000
			about	about	about	about	about
			US$7.77	US$11.65	US$342,524	US$228,350	US$114,175

* USD to JPY Exchange Rate: 103.00

As of July 4, 2014, Tsukiji has 2 fishing boats and the potential catch per boat is 14.7 tons per month. Tsukiji’s catch of tuna per month is estimated at 29.4 tons.

* Tsukiji’s historical average catch per boat per sailing is about 9.8 tons.

* The average period of travel during each catch for each tuna boat is about 20 days.

TOA Fishery purchases its products from Tsukiji at a price of JPY 800 per kilogram of tuna, and resells the products to sea food wholesalers across the country of Japan at a price of JPY 1,200. The currency conversions are displayed above to US dollars.

* The average trading price of tuna per kilogram in Tokyo in 2013 was JPY 1,262.

* TOA Fishery plans to set the mark-up to 50%.

TOA Fishery’s potential revenue per month is estimated at JPY 35,280,000 (JPY 1,200 * 29,400 kg) and their potential cost of revenues per month are estimated at JPY 23,520,000 (JPY 800 * 29,400 kg).

TOA Fishery estimates a gross profit per month of JPY 11,760,000 or USD $114,175 assuming they can fulfill customer orders with all of the potential tuna they would be able to purchase from Tsukiji if in fact Tsukiji returned each time with a tuna catch of 30 tons per boat and there is that same quantity available for sale.

*As of July 4, 2014, our revenues and cost of revenues were generated only by related parties and we have not made any revenues from wholesalers.

Employees

As of April 3, 2014 we have one full time employee, Mr. Abe, our sole officer and director and four part time employees.

Currently, Mr. Abe has the flexibility to work on our business up to 25 to 30 hours per week, but is prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole director and officer.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development and execution of our business operations.

Competition

The industry in which TOA Fishery competes is highly competitive. Our main competitors are trade companies and also fishing companies all over the world. Moreover, all of our potential business partners, for supply of products and services could also be competitors. To ensure our competitiveness, we strive to continue to successfully acquire new customers and meet the changing needs of our customers and suppliers.

Because we are a small company with a limited operating history, we are at a competitive disadvantage against the large and well-capitalized companies in Japan which have a track record of success and operations. Therefore, our primary method of competition involves promoting the benefits of using our services over those of our competitors, including the price, delivery, quality and effectiveness of our services.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. The following table sets forth the uses of proceeds assuming the sale of 100% of the securities offered for sale by the Company. There is no assurance that we will raise the full $2,000,000 as anticipated.

If 2,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase products	$300,000
Develop and increase new products for trading	$200,000
Increase customers.	$200,000
Recruit, train and establish additional corporate sales agents in Japan.	$100,000
Perform financial strategies (including offering expenses).	$200,000
TOTAL	$1,000,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Purchase products	$300,000
Develop and increase new products for trading	$200,000
Increase customers.	$200,000
Recruit, train and establish additional corporate sales agents in Japan.	$100,000
Perform financial strategies (including offering expenses).	$200,000
TOTAL	$1,000,000

If 1,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase products	$250,000
Develop and increase new products for trading	$50,000
Increase customers.	$50,000
Recruit, train and establish additional corporate sales agents in Japan.	$50,000
Perform financial strategies (including offering expenses).	$100,000
TOTAL	$500,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Purchase products	$250,000
Develop and increase new products for trading	$50,000
Increase customers.	$50,000
Recruit, train and establish additional corporate sales agents in Japan.	$50,000
Perform financial strategies (including offering expenses).	$100,000
TOTAL	$500,000

If 500,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase products	$100,000
Develop and increase new products for trading	$0
Increase customers.	$30,000
Recruit, train and establish additional corporate sales agents in Japan.	$20,000
Perform financial strategies (including offering expenses).	$100,000
TOTAL	$250,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Purchase products	$100,000
Develop and increase new products for trading	$0
Increase customers.	$30,000
Recruit, train and establish additional corporate sales agents in Japan.	$20,000
Perform financial strategies (including offering expenses).	$100,000
TOTAL	$250,000

The above figures represent only estimated costs for the next 24 months. If necessary, Hajime Abe, our president and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTCBB and OTCQB when/if our common stocks become eligible for trading on the OTCBB and OTCQB. Hajime Abe will not be repaid from the proceeds of this offering by the Company. There is no due date for the repayment of the funds advanced by Hajime Abe. Hajime Abe will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB and OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB or OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $1.00 per share. This price is significantly higher than the price paid by the Company’s officers for common equity since the Company issued 50,000,000 shares of restricted common stock valued at $5,000 and $0.0001 per share to Hajime Abe as director’s compensation on December 2, 2013,

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if 50% of Shares are Sold:
Price per share	$0.0001
Net tangible book value per share before offering	$0.0000
Potential gain to existing shareholders	$1,000,000
Net tangible book value per share after offering	$0.014
Increase to present stockholders in net tangible book value per share
after offering	$0.014
Capital contributions	$0
Number of shares outstanding before the offering	70,000,000
Number of shares after offering assuming the sale of 50% of shares	71,000,000
Percentage of ownership after offering	98.59%
Existing Stockholders if 100% of the Shares are Sold:
Price per share	$0.0001
Net tangible book value per share before offering	$0.0000
Potential gain to existing shareholders	$2,000,000
Net tangible book value per share after offering	$0.028
Increase to present stockholders in net tangible book value per share
after offering	$0.028
Capital contributions	$0
Number of shares outstanding before the offering	70,000,000
Number of shares after offering assuming the sale of the maximum
Number of shares	72,000,000
Percentage of ownership after offering	97.22%
Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$1.000
Dilution per share	$0.986
Capital contributions	$1,000,000
Percentage of capital contributions by existing shareholders	0.00%
Percentage of capital contributions by new investors	100.00%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	1.41%
Purchasers of Shares in this Offering if all 100% Shares Sold
Price per share	$1.000
Dilution per share	$0.972
Capital contributions	$2,000,000
Percentage of capital contributions by existing shareholders	0.00%
Percentage of capital contributions by new investors	100.00%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	2.78%

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 70,000,000 shares of our common stock held by 708 shareholders.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of April 3, 2014 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
HAJIME ABE	3,852,000	3,852,000	0	0%
KUMIKO MATSUMOTO	2,400,000	2,400,000	0	0%
MIEKO TANAKA	2,184,000	2,184,000	0	0%
SHINOBU TERUI	1,680,000	1,680,000	0	0%
KEIKO YAMAKI	1,680,000	1,680,000	0	0%
MIEKO CHIDA	1,440,000	1,440,000	0	0%
SACHIKO AOTA	1,440,000	1,440,000	0	0%
TOKIKO YAMAJI	1,248,000	1,248,000	0	0%
TAEKO TATEISHI	1,200,000	1,200,000	0	0%
EIKO MORI	1,200,000	1,200,000	0	0%
TOSHIKI KATO	1,080,000	1,080,000	0	0%
AMI TANAKA	960,000	960,000	0	0%
CHIEKO TAKEUCHI	960,000	960,000	0	0%
TOMIKO SASAHARA	960,000	960,000	0	0%
MEGUMI KIMURA	960,000	960,000	0	0%
AKIHIKO SATO	792,000	792,000	0	0%
MISAKO SUZUKI	720,000	720,000	0	0%
KATSUKO HANAI	720,000	720,000	0	0%
KANJI HIROSE	720,000	720,000	0	0%
AKEMI BABA	504,000	504,000	0	0%
YASUKO SHIMAMURA	480,000	480,000	0	0%
HIROMI SASAKI	480,000	480,000	0	0%
SATSUKI NISHIOKA	480,000	480,000	0	0%
TERUYO OI	480,000	480,000	0	0%
MARI YOSHIDA	480,000	480,000	0	0%
CHITOSE MURAKAMI	480,000	480,000	0	0%
REIKO SAKAI	480,000	480,000	0	0%
MASANORI KUSANO	480,000	480,000	0	0%
REIKO KUSANO	480,000	480,000	0	0%
SHOKO ITO	480,000	480,000	0	0%
YUKIKO TAKEYAMA	480,000	480,000	0	0%
YUKIKO KONNO	480,000	480,000	0	0%
HIROKO HOSHI	480,000	480,000	0	0%
CHISAKO ISHIDA	480,000	480,000	0	0%
KIMIKO SUZUKI	480,000	480,000	0	0%
ETSUKO WATANABE	480,000	480,000	0	0%
MASAKO SUZUKI	460,000	460,000	0	0%
HIDEKO IGAKI	415,000	415,000	0	0%
HIROAKI WADA	415,000	415,000	0	0%
MIEKO IKEDA	400,000	400,000	0	0%
MISAYO HISANAGA	400,000	400,000	0	0%
KEIKO HIGASHIDA	400,000	400,000	0	0%
KIKUKO SAKAI	355,000	355,000	0	0%
SHIGEKO TAKISHITA	320,000	320,000	0	0%
TAKAKO SAKAI	310,000	310,000	0	0%
KEIKO SUZUKI	260,000	260,000	0	0%
MIKI SUZUKI	255,000	255,000	0	0%
MICHIKO TANAKA	240,000	240,000	0	0%
CHIZURU NAGAI	240,000	240,000	0	0%
SHINJI MORISHIMA	240,000	240,000	0	0%
YOSHIAKI KUNO	240,000	240,000	0	0%
KIICHI AGARI	240,000	240,000	0	0%
SUEKO KOGA	235,000	235,000	0	0%
HIROKO FURUTANI	235,000	235,000	0	0%
JUNKO ABURA	235,000	235,000	0	0%
YOSHIHIRO ONO	235,000	235,000	0	0%
CHIEKO TAKASU	235,000	235,000	0	0%
MITSUYO KIHARA	220,000	220,000	0	0%
KEIKO HAMAHATA	220,000	220,000	0	0%
TAIJI MORIYA	220,000	220,000	0	0%
TOSHIKO OTSUKA	220,000	220,000	0	0%
YUMIKO OTSUKA	220,000	220,000	0	0%
MIEKO KAWABATA	220,000	220,000	0	0%
HIROMI MORIWAKI	220,000	220,000	0	0%
KEIKO KAWASAKI	220,000	220,000	0	0%
MATSUE KIMURA	220,000	220,000	0	0%
YOSHIKO KATASHITA	220,000	220,000	0	0%
YUKO FUKUHARA	220,000	220,000	0	0%
HISAKO UENO	220,000	220,000	0	0%
TAKAYO TAMARU	220,000	220,000	0	0%
SUZUO TSUJIMOTO	220,000	220,000	0	0%
TAKAKO YOSHIDA	215,000	215,000	0	0%
MISAKO OMURA	215,000	215,000	0	0%
KAZUE TASAKA	215,000	215,000	0	0%
KOZUE WAKAMATSU	215,000	215,000	0	0%
TAKAKO SUMIMOTO	215,000	215,000	0	0%
SHOKO UEMURA	215,000	215,000	0	0%
TERUKO KAWAMOTO	215,000	215,000	0	0%
TAKAKO KISHI	215,000	215,000	0	0%
ISAO YAMASHITA	215,000	215,000	0	0%
KEIKO MATSUKAWA	215,000	215,000	0	0%
RYOKO SHIWA	215,000	215,000	0	0%
YUNJA CHOI	215,000	215,000	0	0%
ITSUE YAMAOKA	215,000	215,000	0	0%
KIMIKO HARAGUCHI	210,000	210,000	0	0%
KIYOKO NAKAJIMA	210,000	210,000	0	0%
FUMIKO TANAKA	210,000	210,000	0	0%
TOKUKO HORI	200,000	200,000	0	0%
MIEKO EBI	200,000	200,000	0	0%
MICHIKO FUSE	200,000	200,000	0	0%
CHIYOKO ASANO	200,000	200,000	0	0%
KAZUO HISANAGA	200,000	200,000	0	0%
YASUYO KIHARA	200,000	200,000	0	0%
HISAO KIHARA	200,000	200,000	0	0%
NORIAKI HARADA	200,000	200,000	0	0%
HIDEYO HOJO	200,000	200,000	0	0%
TORU IKENISHI	200,000	200,000	0	0%
ATSUKO SAITO	200,000	200,000	0	0%
AIKO YAMASHITA	200,000	200,000	0	0%
EISHO NAKAMURA	200,000	200,000	0	0%
SOON-OK KIM	200,000	200,000	0	0%
KEIKO SUZUKI	200,000	200,000	0	0%
TOMIKO KIKUCHI	200,000	200,000	0	0%
TOMOKO MANABE	200,000	200,000	0	0%
MIYOKO INOUE	200,000	200,000	0	0%
NOZOMI KOBAYASHI	200,000	200,000	0	0%
SEIICHI OSUGA	200,000	200,000	0	0%
SAYOKO OSUGA	200,000	200,000	0	0%
TAKESHI INOUE	200,000	200,000	0	0%
TOSHITAKA KANZAKI	200,000	200,000	0	0%
EMIKO ITO	200,000	200,000	0	0%
KEIKO HARA	200,000	200,000	0	0%
KAZUKO SUGAWARA	200,000	200,000	0	0%
KEIKO ITABASHI	200,000	200,000	0	0%
OSAKO OKAMOTO	200,000	200,000	0	0%
AI KUBOYA	200,000	200,000	0	0%
SADAO KOBAYASHI	200,000	200,000	0	0%
CHIYOKO MONMA	200,000	200,000	0	0%
HAJIME ISHIHARA	200,000	200,000	0	0%
SEIKO SATO	200,000	200,000	0	0%
MASAKATSU SUZUKI	200,000	200,000	0	0%
TOKICHI AOKI	200,000	200,000	0	0%
HATSUE NAKAOKA	200,000	200,000	0	0%
SHIZUKO OKADA	200,000	200,000	0	0%
MAKIKO TAGO	200,000	200,000	0	0%
MASUMI TOYAMA	200,000	200,000	0	0%
MARIKO MURATA	200,000	200,000	0	0%
MARUMI IZUMI	200,000	200,000	0	0%
SEIICHI MINATO	200,000	200,000	0	0%
SACHIKO MAEHARA	200,000	200,000	0	0%
MASATO NISHIOKA	200,000	200,000	0	0%
TAKAHIRO FUKUSHIMA	200,000	200,000	0	0%
HIROKO HIROSE	200,000	200,000	0	0%
HIROKO KITAHARA	120,000	120,000	0	0%
HIDEJI KOTANI	120,000	120,000	0	0%
YOSHIO UDA	115,000	115,000	0	0%
KEIKO YOSHIDA	115,000	115,000	0	0%
KAZUNARI KURAHASHI	110,000	110,000	0	0%
SADAKO ENOKI	110,000	110,000	0	0%
TAMIJI SUZUKI	110,000	110,000	0	0%
ETSUKO MATSUDA	100,000	100,000	0	0%
TAKAKO NAKAI	100,000	100,000	0	0%
TOKIKO KAWASHIMA	100,000	100,000	0	0%
HARUE IWASAKO	100,000	100,000	0	0%
HIROSHI TATSUNO	100,000	100,000	0	0%
HITOMI WADA	100,000	100,000	0	0%
MASAKO OHORI	100,000	100,000	0	0%
YOKO NIIDA	100,000	100,000	0	0%
MASAYOSHI MAE	100,000	100,000	0	0%
KAZUTO SHIMADA	100,000	100,000	0	0%
MICHIKO OMINE	100,000	100,000	0	0%
MIKAKO TAKAYAMA	100,000	100,000	0	0%
MICHIYO HATA	100,000	100,000	0	0%
MIYOKO KOYAMA	100,000	100,000	0	0%
SHIMAE KONDO	100,000	100,000	0	0%
SATOMI BABA	100,000	100,000	0	0%
KAORI SATO	100,000	100,000	0	0%
SHIZUKA HATAKEYAMA	100,000	100,000	0	0%
YAEKO IGARI	100,000	100,000	0	0%
YUKO SAKURAI	100,000	100,000	0	0%
SEIKO SATO	100,000	100,000	0	0%
YOSHIKO ITOI	100,000	100,000	0	0%
KEEKO SAKUMA	100,000	100,000	0	0%
IKUKO NAKAZAWA	100,000	100,000	0	0%
KATSUO ITO	100,000	100,000	0	0%
TOSHIYUKI KAJIWARA	100,000	100,000	0	0%
GODAI FUKUHARA	100,000	100,000	0	0%
SACHIKO MORITA	100,000	100,000	0	0%
YUKO SUZUKI	100,000	100,000	0	0%
TERUKO NAKAYAMA	100,000	100,000	0	0%
KINEKO NAKAJIMA	100,000	100,000	0	0%
YOSHIO MORITA	100,000	100,000	0	0%
YOKO NAKANO	100,000	100,000	0	0%
MICHIKO SHINOHARA	100,000	100,000	0	0%
SAKIE OCHI	100,000	100,000	0	0%
MASAKO HOSOYA	100,000	100,000	0	0%
WAKAKO TANAKA	100,000	100,000	0	0%
HISAKO NAKAMURA	100,000	100,000	0	0%
JUNKO YANO	100,000	100,000	0	0%
KAZUHO TANAKA	100,000	100,000	0	0%
TOMOE HIGUCHI	100,000	100,000	0	0%
TOMOKO ISHIYAMA	100,000	100,000	0	0%
HIDEO KATO	100,000	100,000	0	0%
MICHIKO HARA	100,000	100,000	0	0%
MASAKO INABA	100,000	100,000	0	0%
KAZUHIRO YAGI	100,000	100,000	0	0%
YOSHIKO GOTO	100,000	100,000	0	0%
YONEKO SAKAE	100,000	100,000	0	0%
YUMIKO SHIMODA	100,000	100,000	0	0%
REIKO SUZUKI	100,000	100,000	0	0%
KAZUYUKI TAMURA	100,000	100,000	0	0%
CHIHARU BABA	100,000	100,000	0	0%
SAYURI OMOTO	100,000	100,000	0	0%
SATO MONMA	100,000	100,000	0	0%
HIROKO YAHASHI	100,000	100,000	0	0%
ASAMI KATASHITA	100,000	100,000	0	0%
MIHO HARAGUCHI	100,000	100,000	0	0%
NAOYA HARAGUCHI	100,000	100,000	0	0%
KAZUHIRO KINOSHITA	100,000	100,000	0	0%
MIHO KINOSHITA	100,000	100,000	0	0%
MITSUNORI HOSHINO	100,000	100,000	0	0%
MITSUE MICHISHIGE	100,000	100,000	0	0%
KUNIYO MIYATA	100,000	100,000	0	0%
HIROKO TANIGUCHI	100,000	100,000	0	0%
TAIJI TSUTSUMI	100,000	100,000	0	0%
HIDEKO SUEMASA	100,000	100,000	0	0%
HIROSHI YAMASHITA	100,000	100,000	0	0%
YOKO HIROTANI	100,000	100,000	0	0%
TERUKO KAWAMURA	100,000	100,000	0	0%
MASAYOSHI SHIKAMA	100,000	100,000	0	0%
MAYUMI TSUEMUNE	85,000	85,000	0	0%
KAZUKO ARIMOTO	85,000	85,000	0	0%
SAWAKO UOMOTO	55,000	55,000	0	0%
NORIYOSHI IWASA	50,000	50,000	0	0%
MICHIKO TAKAHASHI	45,000	45,000	0	0%
SHIGEKO NISHIKAWA	45,000	45,000	0	0%
HARUE SHIMAZU	45,000	45,000	0	0%
HATSUE MIYAZAKI	45,000	45,000	0	0%
YUKIKO YOSHIHARA	40,000	40,000	0	0%
MISUKO YAMAZAKI	40,000	40,000	0	0%
MISAKO OZAKI	40,000	40,000	0	0%
KEIKO TAKEDOMI	40,000	40,000	0	0%
WATARU TAKASU	40,000	40,000	0	0%
MIEKO TANIKAWA	35,000	35,000	0	0%
SHIGEKO TANAKA	35,000	35,000	0	0%
SUEO TANI	35,000	35,000	0	0%
KEIKO IMUTA	35,000	35,000	0	0%
HARUKO FUJIKAWA	35,000	35,000	0	0%
TORU SUZUKI	35,000	35,000	0	0%
MASAKO TANIGUCHI	35,000	35,000	0	0%
KUMIKO HARADA	35,000	35,000	0	0%
NORIKO HARI	35,000	35,000	0	0%
TOYOKO IJICHI	35,000	35,000	0	0%
KIKUKO MURAMATSU	35,000	35,000	0	0%
SHIRO SUNAHARA	35,000	35,000	0	0%
AKIKO MATSUHASHI	35,000	35,000	0	0%
REIKO SHOJI	35,000	35,000	0	0%
KAORI MURAKAMI	35,000	35,000	0	0%
TOMOKO TAKEZAWA	35,000	35,000	0	0%
ERI ARAKI	35,000	35,000	0	0%
FUMIKO TSURUOKA	35,000	35,000	0	0%
MITSUKO YAMASAKI	35,000	35,000	0	0%
MIYOKO FUKAI	35,000	35,000	0	0%
KIYOMI FUKUMOTO	35,000	35,000	0	0%
TOMOKO HISADA	35,000	35,000	0	0%
MICHIKO KITANAKA	35,000	35,000	0	0%
MAKIKO ONO	35,000	35,000	0	0%
KAZUKO YOSHIOKA	30,000	30,000	0	0%
YOSHIO MURANAKA	30,000	30,000	0	0%
SACHIKO KYUSHIMA	30,000	30,000	0	0%
REIKO YAMADA	30,000	30,000	0	0%
TOSHIE IMAOKA	30,000	30,000	0	0%
MICHIKO YAMAMOTO	30,000	30,000	0	0%
HIDEKO MIYAMOTO	30,000	30,000	0	0%
MITSUKO TABUCHI	25,000	25,000	0	0%
FUMIE YAMAMOTO	25,000	25,000	0	0%
IIKO KONISHI	25,000	25,000	0	0%
SAKIKO SHIROO	25,000	25,000	0	0%
JUNKO KAGEHIRA	25,000	25,000	0	0%
MEGUMI YOSHIDA	25,000	25,000	0	0%
KIMAKO KAWAMORI	25,000	25,000	0	0%
AKINORI TANIUCHI	25,000	25,000	0	0%
MIYOSHI TAKAHASHI	25,000	25,000	0	0%
SANAE YASUFUKU	25,000	25,000	0	0%
TOSHIHIRO KANZAKI	25,000	25,000	0	0%
FUJIKO INUI	25,000	25,000	0	0%
SATOKO KIMURA	25,000	25,000	0	0%
KIMIKO UNO	25,000	25,000	0	0%
TAKAYO KADOTA	25,000	25,000	0	0%
EYOKO MATSUDA	20,000	20,000	0	0%
CHIKAKO MIKAMI	20,000	20,000	0	0%
SATOMI INOUE	20,000	20,000	0	0%
JUNKO MORI	20,000	20,000	0	0%
KUNIHIKO SAKODA	20,000	20,000	0	0%
YOSHITAKA TERAO	20,000	20,000	0	0%
TAKEHIRO IKENISHI	20,000	20,000	0	0%
KUNIYO OYOBE	20,000	20,000	0	0%
CHIKAKO HORIGUCHI	20,000	20,000	0	0%
MUTSUKO TERASHIMA	20,000	20,000	0	0%
TOSHIKO MATSUISHI	20,000	20,000	0	0%
YUKO ISHIKAWA	20,000	20,000	0	0%
IKUKO SAKODA	20,000	20,000	0	0%
YUMIKO SHIMAMURA	20,000	20,000	0	0%
SACHIKO YOSHIMOTO	20,000	20,000	0	0%
KAYOKO TATEUCHI	20,000	20,000	0	0%
KUNIHIKO SATO	20,000	20,000	0	0%
MOMOKO TAKAHASHI	20,000	20,000	0	0%
ATSUKO SAKUMA	20,000	20,000	0	0%
CHIKAKO MITO	20,000	20,000	0	0%
MAMIKO NAKAMURA	20,000	20,000	0	0%
KAZUHIKO KANOMATA	20,000	20,000	0	0%
HIROMU SHIMOOKA	20,000	20,000	0	0%
HAJIME SHIBUYA	20,000	20,000	0	0%
YUMIKO HONDA	20,000	20,000	0	0%
SAYOKO FUKUNISHI	20,000	20,000	0	0%
YOSHIKO KATAYAMA	20,000	20,000	0	0%
SUMIE FURUKAWA	20,000	20,000	0	0%
TSURUKO ARAKAKI	20,000	20,000	0	0%
HIROKO NAKAMURA	20,000	20,000	0	0%
DAI HISAOKA	20,000	20,000	0	0%
KAORI YOSHII	20,000	20,000	0	0%
KUNIE KOBAYASHI	20,000	20,000	0	0%
HIDEKO OTA	20,000	20,000	0	0%
SADAKO TANAKA	20,000	20,000	0	0%
MASAKO MUROTANI	20,000	20,000	0	0%
TADASHI KONISHI	20,000	20,000	0	0%
KAZUKO MORITA	20,000	20,000	0	0%
TOSHIKO ASHIDA	20,000	20,000	0	0%
SHOJI MORIMOTO	20,000	20,000	0	0%
KEIKO TANAKA	20,000	20,000	0	0%
SUMIKO FUJII	20,000	20,000	0	0%
SATOE YAMABE	20,000	20,000	0	0%
NAOMI NITTA	20,000	20,000	0	0%
KEIKO NINOMIYA	15,000	15,000	0	0%
MITSUKO KURAHASHI	15,000	15,000	0	0%
HIROSHI NAKAGAWA	15,000	15,000	0	0%
MASAYA OKAMOTO	15,000	15,000	0	0%
SACHIKO KAWATA	15,000	15,000	0	0%
REIKO AOYAMA	15,000	15,000	0	0%
CHIYOKO KOZONO	15,000	15,000	0	0%
MIYOKO SUMI	15,000	15,000	0	0%
HIROKO NAGATA	15,000	15,000	0	0%
MASASHI TAKAHASHI	15,000	15,000	0	0%
YOSHIRO KONO	15,000	15,000	0	0%
YOSHIYUKI YAMAGUCHI	15,000	15,000	0	0%
MARIKO OKAMOTO	15,000	15,000	0	0%
NOBUYOSHI YAMAKAWA	15,000	15,000	0	0%
NOBUKO IWAMOTO	10,000	10,000	0	0%
TOSHIKO HASHIMOTO	10,000	10,000	0	0%
AIKO IKEDA	10,000	10,000	0	0%
SHOICHI AOKI	10,000	10,000	0	0%
KYOKO IWAGAMI	10,000	10,000	0	0%
NOBUAKI DOI	10,000	10,000	0	0%
NAKAYAMA SHIGERU	10,000	10,000	0	0%
KEN KINPARA	10,000	10,000	0	0%
RITSUKO NAKAO	10,000	10,000	0	0%
JUNKO ISHIDA	10,000	10,000	0	0%
KUNIKO UENOYAMA	10,000	10,000	0	0%
SHINICHI ASAI	10,000	10,000	0	0%
KIYOKO OZASA	10,000	10,000	0	0%
NAOMI FUJIMURA	10,000	10,000	0	0%
MISAKO KINNOU	10,000	10,000	0	0%
KIMIE IWASAKO	10,000	10,000	0	0%
NORIKO YAMAGUCHI	10,000	10,000	0	0%
RITSUKO KIRIMURA	10,000	10,000	0	0%
TAKAKAGE SUMIMOTO	10,000	10,000	0	0%
DAISUKE GOTO	10,000	10,000	0	0%
TAKAHIRO YOSHINO	10,000	10,000	0	0%
YOICHI TAMURA	10,000	10,000	0	0%
HIROKI MORIYAMA	10,000	10,000	0	0%
MOTOKO UZAWA	10,000	10,000	0	0%
KIYOMI NAGANO	10,000	10,000	0	0%
KUNIKO SAKAMOTO	10,000	10,000	0	0%
KAZUYOSHI MATSUOKA	10,000	10,000	0	0%
MUTSUYO YOKOYAMA	10,000	10,000	0	0%
CHIEKO OKUDA	10,000	10,000	0	0%
MASUMI HISHIDA	10,000	10,000	0	0%
MUNEOMI YANO	10,000	10,000	0	0%
SEIKO KATSURAGI	10,000	10,000	0	0%
YOSHIKAZU KATO	10,000	10,000	0	0%
KOICHI TAKESHITA	10,000	10,000	0	0%
KANAMI TAKEUCHI	10,000	10,000	0	0%
YASUKO MORIKAWA	10,000	10,000	0	0%
YOSHIO DOI	10,000	10,000	0	0%
AKINA SAWADA	10,000	10,000	0	0%
HIROMI MAKINO	10,000	10,000	0	0%
SHIGEKO TSUJI	10,000	10,000	0	0%
YOSHINOBU KAGEHIRA	10,000	10,000	0	0%
KIKUKO NAMIE	10,000	10,000	0	0%
SACHIKO UEHARA	10,000	10,000	0	0%
KIYOKATSU IGARASHI	10,000	10,000	0	0%
KAZUKO SEKINO	10,000	10,000	0	0%
KIMIYO YAMAMOTO	10,000	10,000	0	0%
HIROAKI ITO	10,000	10,000	0	0%
MICHIKO NAKAMOTO	10,000	10,000	0	0%
MARI YAMAMOTO	10,000	10,000	0	0%
KAYOKO KASHIMA	10,000	10,000	0	0%
KISHIKO YOSHIMOTO	10,000	10,000	0	0%
HISASHI MURAI	10,000	10,000	0	0%
NORIKO KODAMA	10,000	10,000	0	0%
HIROYUKI ASANO	10,000	10,000	0	0%
MISAKO SATO	10,000	10,000	0	0%
IKUKO KIKUCHI	10,000	10,000	0	0%
SUSUMU SUZUKI	10,000	10,000	0	0%
HISAKO FURUSAWA	10,000	10,000	0	0%
NORIKO SAKAKIBARA	10,000	10,000	0	0%
YOSHIHARU NAKAMA	10,000	10,000	0	0%
RITSUO NAKACHI	10,000	10,000	0	0%
NORIKO YAMAUCHI	10,000	10,000	0	0%
JUNKO MIYAGI	10,000	10,000	0	0%
KYOKO SUZUKI	10,000	10,000	0	0%
KUMI HISAOKA	10,000	10,000	0	0%
YUMI SUE	10,000	10,000	0	0%
MOTOKO MURATA	10,000	10,000	0	0%
KIMIKO ISHIGAKI	10,000	10,000	0	0%
TERUKO UCHINO	10,000	10,000	0	0%
AYAKO ABE	10,000	10,000	0	0%
KAZUHIRO FUSE	10,000	10,000	0	0%
ATUO SATO	10,000	10,000	0	0%
KIYOMI SUZUKI	10,000	10,000	0	0%
YAEKO TAKEDA	10,000	10,000	0	0%
IKUKO SEO	10,000	10,000	0	0%
YURIKO SAKATA	10,000	10,000	0	0%
CHIEKO WATANABE	10,000	10,000	0	0%
KIMIKO TAKAO	10,000	10,000	0	0%
SUMIKO YAMAURA	10,000	10,000	0	0%
EIKO IWATAKI	10,000	10,000	0	0%
HIROKO SUDA	10,000	10,000	0	0%
ISAO KATO	10,000	10,000	0	0%
KAZUKO ONO	10,000	10,000	0	0%
YONEICHI YAMAGISHI	10,000	10,000	0	0%
ETSUJI KAWABATA	10,000	10,000	0	0%
HARUMI MORI	10,000	10,000	0	0%
HIROKI SHIRAKUNI	10,000	10,000	0	0%
SANAE YAMADA	10,000	10,000	0	0%
ATSUO HATA	10,000	10,000	0	0%
ATSUKO TERUI	10,000	10,000	0	0%
HIRONA MORITA	10,000	10,000	0	0%
MICHIKO FUKUMOTO	10,000	10,000	0	0%
HIDEYUKI TAKAHASHI	10,000	10,000	0	0%
YUKI USHIJIMA	10,000	10,000	0	0%
RYOICHI HATA	10,000	10,000	0	0%
YUICHI YAMAGUCHI	10,000	10,000	0	0%
TAKEMI ANZAI	10,000	10,000	0	0%
SHIORI MORI	10,000	10,000	0	0%
YOKO SHOJI	10,000	10,000	0	0%
MACHIKO KOMIYA	10,000	10,000	0	0%
KOJI YAMAURA	10,000	10,000	0	0%
SHOJI NARITA	10,000	10,000	0	0%
KIYOMI FUJINO	10,000	10,000	0	0%
TAKAKO YASUDA	10,000	10,000	0	0%
SASAKI YASUO	10,000	10,000	0	0%
KOJI GOTO	10,000	10,000	0	0%
HIROKO SHOZAKI	10,000	10,000	0	0%
SHIGEYUKI TAMARU	10,000	10,000	0	0%
YASUE NODA	10,000	10,000	0	0%
MIEKO KATADA	10,000	10,000	0	0%
KIYOKO ABE	10,000	10,000	0	0%
KAZUE MIZUTA	10,000	10,000	0	0%
HISAKO NAKAJIMA	10,000	10,000	0	0%
KEIKO JONO	10,000	10,000	0	0%
CHIZURU SANUI	10,000	10,000	0	0%
TOMOKO MATSUNAGA	10,000	10,000	0	0%
TAKAO EZAKI	10,000	10,000	0	0%
TAKAKO YOKOYAMA	10,000	10,000	0	0%
SACHIKO NIBE	10,000	10,000	0	0%
MICHIKO TANAKA	10,000	10,000	0	0%
EMIKO YOKOYAMA	10,000	10,000	0	0%
KATSUKO TAJIMA	10,000	10,000	0	0%
HARUNA SUE	10,000	10,000	0	0%
TSUTOMU MATSUDA	10,000	10,000	0	0%
MEGUM KODAMA	10,000	10,000	0	0%
WATARU MATSURA	10,000	10,000	0	0%
KAZUE MATSUDA	10,000	10,000	0	0%
HAJIME ISHIZUKA	10,000	10,000	0	0%
YOSHIE ENDO	10,000	10,000	0	0%
YOKO MAEJIMA	10,000	10,000	0	0%
TAMAKI NAKAMURA	10,000	10,000	0	0%
KAZUMI OTSUKI	10,000	10,000	0	0%
HISAYO NATSUME	10,000	10,000	0	0%
KIMIKO KOGA	10,000	10,000	0	0%
SATOKO TEZUKA	10,000	10,000	0	0%
TADAYOSHI SASAHARA	5,000	5,000	0	0%
HIROFUMI NISHI	5,000	5,000	0	0%
KIKO ITO	5,000	5,000	0	0%
MITSURU KAMIHIRA	5,000	5,000	0	0%
IKUKO FUJISAWA	5,000	5,000	0	0%
KEIKO FUKUDA	5,000	5,000	0	0%
REIKO YAMASHIRO	5,000	5,000	0	0%
CHIEKO UCHIMURA	5,000	5,000	0	0%
KIYOMI IJUIN	5,000	5,000	0	0%
TERUYO ISHIWARI	5,000	5,000	0	0%
REIKO MIYAGI	5,000	5,000	0	0%
EMIKO KINJO	5,000	5,000	0	0%
SOAN MACHIDA	5,000	5,000	0	0%
JUNKO YOSHIDA	5,000	5,000	0	0%
KUMIKO OTA	5,000	5,000	0	0%
HATSUKO NAKAMA	5,000	5,000	0	0%
TOYO SHIROMA	5,000	5,000	0	0%
SACHIKO NISHIZATO	5,000	5,000	0	0%
TAKASHI ITO	5,000	5,000	0	0%
TAKAKO HASHIMOTO	5,000	5,000	0	0%
YUKO OYOBE	5,000	5,000	0	0%
YOSHIKO OYOBE	5,000	5,000	0	0%
SADAKO TSUHAKO	5,000	5,000	0	0%
KAYO MIYAUCHI	5,000	5,000	0	0%
YOKO IWASAKI	5,000	5,000	0	0%
HIDETO KUBOTA	5,000	5,000	0	0%
HISAE KAKINOHANA	5,000	5,000	0	0%
EMIKO KISHIMOTO	5,000	5,000	0	0%
FUMIKO ICHIDA	5,000	5,000	0	0%
NORIKO SHINOHARA	5,000	5,000	0	0%
YASUKO NAKANO	5,000	5,000	0	0%
TOMOKO GONDA	5,000	5,000	0	0%
YUMIKO ADACHI	5,000	5,000	0	0%
YUMIKO ANDO	5,000	5,000	0	0%
KAZUKO ESAKI	5,000	5,000	0	0%
YUKIMI OZAKI	5,000	5,000	0	0%
TAMIKO HIRAMATSU	5,000	5,000	0	0%
MISAKO KUMAGAI	5,000	5,000	0	0%
MASA KAMEYAMA	5,000	5,000	0	0%
MASAKI NISHINO	5,000	5,000	0	0%
MICHIYO KOYAMA	5,000	5,000	0	0%
TOSHIKO NAKATSUJI	5,000	5,000	0	0%
MIEKO SHIMADA	5,000	5,000	0	0%
YOSHIKO ARAI	5,000	5,000	0	0%
YURIKO IWAHASHI	5,000	5,000	0	0%
TAKU YAMAMOTO	5,000	5,000	0	0%
JUNKO MISHIMA	5,000	5,000	0	0%
REIKO KINOSHITA	5,000	5,000	0	0%
KUMIKO SUZUKI	5,000	5,000	0	0%
KUMIKO IKEDA	5,000	5,000	0	0%
KAORU AKAZAWA	5,000	5,000	0	0%
KIYOSHI MATSUO	5,000	5,000	0	0%
HARUMI MAKI	5,000	5,000	0	0%
KEIJI FUJIMOTO	5,000	5,000	0	0%
NORIKO NAMIOKA	5,000	5,000	0	0%
HARUKO FUKUDA	5,000	5,000	0	0%
FUMIKO KISHIMOTO	5,000	5,000	0	0%
TOYOKO ASANO	5,000	5,000	0	0%
ETSUKO SAGISAKA	5,000	5,000	0	0%
MASAKO AIHARA	5,000	5,000	0	0%
TOSHIAKI KAWAI	5,000	5,000	0	0%
TOMOKI YOSHIDA	5,000	5,000	0	0%
JUNKO NAGASE	5,000	5,000	0	0%
CHIEMI SHINSE	5,000	5,000	0	0%
TAMIKO ONUMA	5,000	5,000	0	0%
MIWAKO SHINOHARA	5,000	5,000	0	0%
JUNKO KITANO	5,000	5,000	0	0%
KYOKO OTA	5,000	5,000	0	0%
TEIKO INAMI	5,000	5,000	0	0%
TAEKO KIKUCHI	5,000	5,000	0	0%
NORIKO TOYOSHIMA	5,000	5,000	0	0%
AKEMI OGIWARA	5,000	5,000	0	0%
YOSHIKO TERASHIMA	5,000	5,000	0	0%
SHOKO KURIYAMA	5,000	5,000	0	0%
KAORI HAMADA	5,000	5,000	0	0%
YUMIKO KAGE	5,000	5,000	0	0%
KAYOKO YONEMOTO	5,000	5,000	0	0%
TATSUKUNI NEGISHI	5,000	5,000	0	0%
TOMIKO MIHARA	5,000	5,000	0	0%
MIYOKO TANO	5,000	5,000	0	0%
YOSHIAKI ISEKI	5,000	5,000	0	0%
KYOKO ISHIHARA	5,000	5,000	0	0%
YOKO AOKI	5,000	5,000	0	0%
YOKO MATSUMOTO	5,000	5,000	0	0%
YOSHIKO KAHIRA	5,000	5,000	0	0%
YUKI YOSHIZAWA	5,000	5,000	0	0%
KAZUHITO KADOTA	5,000	5,000	0	0%
AKIKO OMINE	5,000	5,000	0	0%
NOBUKO NAKAMURA	5,000	5,000	0	0%
KOHEI NAKAMURA	5,000	5,000	0	0%
MIYOKO OHARA	5,000	5,000	0	0%
HIROKO TAKASHIMA	5,000	5,000	0	0%
HISAKO SUGIE	5,000	5,000	0	0%
ATSUKO ISHIBABA	5,000	5,000	0	0%
ATSUKO MATSURA	5,000	5,000	0	0%
AKEMI TAKEHATA	5,000	5,000	0	0%
MASAKI KAWASAKI	5,000	5,000	0	0%
AKIKO NIINO	5,000	5,000	0	0%
EIZO TANAKA	5,000	5,000	0	0%
KEIKO TAKAHASHI	5,000	5,000	0	0%
MITSUO IWASAKO	5,000	5,000	0	0%
HARUMI HAMASAKI	5,000	5,000	0	0%
AIKO MIYANO	5,000	5,000	0	0%
YUMIKO TANAKA	5,000	5,000	0	0%
HINAKO MORI	5,000	5,000	0	0%
NAOKO KIHARA	5,000	5,000	0	0%
SHIGERU MIYAMOTO	5,000	5,000	0	0%
TOMOKO TOKUDA	5,000	5,000	0	0%
TAKAHARU IWASAKO	5,000	5,000	0	0%
TOSHIKO ONO	5,000	5,000	0	0%
YOSHIHARU ISHII	5,000	5,000	0	0%
EN O	5,000	5,000	0	0%
TOSHIKO FUJITA	5,000	5,000	0	0%
TATSUKO IIJIMA	5,000	5,000	0	0%
SHINJI IZUMIHARA	5,000	5,000	0	0%
KAYOKO YAMAMURA	5,000	5,000	0	0%
SUSUMU SOFUKU	5,000	5,000	0	0%
KUMIKO ABE	5,000	5,000	0	0%
YUMI MATSUKI	5,000	5,000	0	0%
MICHIKO YOSHIOKA	5,000	5,000	0	0%
YURIKO ONOZAWA	5,000	5,000	0	0%
FUMIYO KAYAHARA	5,000	5,000	0	0%
AKIHIDE HAYAMA	5,000	5,000	0	0%
SETSUKO OKADA	5,000	5,000	0	0%
YUKIKO KATAYAMA	5,000	5,000	0	0%
MARIKO ONISHI	5,000	5,000	0	0%
KENJI KOYAMA	5,000	5,000	0	0%
MIYUKI KOYAMA	5,000	5,000	0	0%
MIDORI HASHIGUCHI	5,000	5,000	0	0%
HISAE TAKAHASHI	5,000	5,000	0	0%
SHINJIN TAWATA	5,000	5,000	0	0%
TOSHII HATA	5,000	5,000	0	0%
YUTO NAKACHI	5,000	5,000	0	0%
HITOMI NAKAMA	5,000	5,000	0	0%
KIMIKO HENMI	5,000	5,000	0	0%
KIMIKO KIHARA	5,000	5,000	0	0%
KAZUE SUZUKI	5,000	5,000	0	0%
KENTA KOGA	5,000	5,000	0	0%
KIKUKO ISHIWATA	5,000	5,000	0	0%
HARUYO INOUE	5,000	5,000	0	0%
JIN NAKAMURA	5,000	5,000	0	0%
MARGIE ISHII	5,000	5,000	0	0%
YOSHIE TANAKA	5,000	5,000	0	0%
MIWA KITAI	5,000	5,000	0	0%
MORI KAZUO	5,000	5,000	0	0%
TOMOKO SUGANUMA	5,000	5,000	0	0%
MASAKO YAMAUCHI	5,000	5,000	0	0%
TOKIHARU NISHINA	5,000	5,000	0	0%
NORIKO TANAKA	5,000	5,000	0	0%
MASAE SATO	5,000	5,000	0	0%
RITSUKO WATANABE	5,000	5,000	0	0%
AYA TAKAHASHI	5,000	5,000	0	0%
SAGAKO UEDA	5,000	5,000	0	0%
MICHIKO YASUKAWA	5,000	5,000	0	0%
KAYOKO KUWABARA	5,000	5,000	0	0%
YORIKO FUJII	5,000	5,000	0	0%
KAZUKO KAWABATA	5,000	5,000	0	0%
MICHIKO KUSAKAWA	5,000	5,000	0	0%
TAKUYA MORISHIGE	5,000	5,000	0	0%
YOKO MINEO	5,000	5,000	0	0%
YAYOI ENDO	5,000	5,000	0	0%
AKIRA MATSUTANI	5,000	5,000	0	0%
HARUHIKO KATAKURA	5,000	5,000	0	0%
MASATOSHI KADOWAKI	5,000	5,000	0	0%
SACHIKO SAIKATSU	5,000	5,000	0	0%
TAKASHI TAKEUCHI	5,000	5,000	0	0%
MITSUE MAKIHARA	5,000	5,000	0	0%
MISUZU FUKUSHIMA	5,000	5,000	0	0%
YOSHIKO SUZUKI	5,000	5,000	0	0%
EIKO HONMA	5,000	5,000	0	0%
FUSANO NAGATANI	5,000	5,000	0	0%
KEIKO KOTANI	5,000	5,000	0	0%
KOICHI KAMATA	5,000	5,000	0	0%
NOBUYO HAYASHI	5,000	5,000	0	0%
YOSHIE UENO	5,000	5,000	0	0%
CHIZUKO UCHIDA	5,000	5,000	0	0%
HARUMI OKOCHI	5,000	5,000	0	0%
HIROKO KANEKO	5,000	5,000	0	0%
TAEKO KIMURA	5,000	5,000	0	0%
MIYUKI KUMAI	5,000	5,000	0	0%
SHIGEKO KOMURA	5,000	5,000	0	0%
KOJI SAITO	5,000	5,000	0	0%
MUNEO SHIROISHITA	5,000	5,000	0	0%
HISAO TAKANO	5,000	5,000	0	0%
SAYUMI TANAKA	5,000	5,000	0	0%
TAKASHI TANAKA	5,000	5,000	0	0%
SETSUMI TSUKADA	5,000	5,000	0	0%
TOSHIYUKI TSUMORI	5,000	5,000	0	0%
MACHIKO TSUYUGUCHI	5,000	5,000	0	0%
SACHIE NOBUSUNA	5,000	5,000	0	0%
MASATO HASEGAWA	5,000	5,000	0	0%
HARUKO FUKUI	5,000	5,000	0	0%
TOMOKO MAEKAWA	5,000	5,000	0	0%
HIKARU MATSUURA	5,000	5,000	0	0%
YUKIKO MIYAMOTO	5,000	5,000	0	0%
HIDEKO MURASUGI	5,000	5,000	0	0%
YOSHIMI YAMASHIRO	5,000	5,000	0	0%
AKIRA YAMANE	5,000	5,000	0	0%
MUTSUKO YOSHITUGU	5,000	5,000	0	0%
FUSAKO IDEMOTO	5,000	5,000	0	0%
CHIEMI MIYOSHI	5,000	5,000	0	0%
AIKO FUJII	5,000	5,000	0	0%
KOZO IWASAKI	5,000	5,000	0	0%
HIROSHI UGATA	5,000	5,000	0	0%
SHUZO KAJIKAWA	5,000	5,000	0	0%
SHIGEFUMI ODA	5,000	5,000	0	0%
CHIEKO FUJIWARA	5,000	5,000	0	0%
YOSHIKI FUJIWARA	5,000	5,000	0	0%
HISAYUKI YAMADA	5,000	5,000	0	0%
TATSUHIRO MIZOCHI	5,000	5,000	0	0%
SETSUKO HONDA	5,000	5,000	0	0%
TAKETOSHI HONDA	5,000	5,000	0	0%
TOSHIAKI SUGAWARA	5,000	5,000	0	0%
SHIZUKO NISHIKAWA	5,000	5,000	0	0%
AIKO SUZUKI	5,000	5,000	0	0%
KOSAMI TANAKA	5,000	5,000	0	0%
CHIEKO KOBAYASHI	5,000	5,000	0	0%
TAKEMI IKEUCHI	5,000	5,000	0	0%
YUKIKO OKITANI	5,000	5,000	0	0%
AKIE TAGASHIRA	5,000	5,000	0	0%
KIKUYO TAKEUCHI	5,000	5,000	0	0%
KEIKO TOGAWA	5,000	5,000	0	0%
MASAHIRO NAKAKURO	5,000	5,000	0	0%
TOSHI FUJIWARA	5,000	5,000	0	0%
HIROYUKI KIMURA	5,000	5,000	0	0%
KEIJI KAWASHIRO	5,000	5,000	0	0%
JUNKO UENO	5,000	5,000	0	0%
FUKIKO NAKAO	5,000	5,000	0	0%
MAYUMI FUNATSUKI	5,000	5,000	0	0%
NASUMI HANAOKA	5,000	5,000	0	0%
KINUKO KAWASAKI	5,000	5,000	0	0%
YOKO KASHIMURA	5,000	5,000	0	0%
KAZUKO MORITA	5,000	5,000	0	0%
MASAKI YOSHIHARA	5,000	5,000	0	0%
NAMIKO SUZUKI	5,000	5,000	0	0%
KUNIO HOSHINO	5,000	5,000	0	0%
KEIKO OKAWA	5,000	5,000	0	0%
CHIKAKO KORENAGA	5,000	5,000	0	0%
MICHIO MITSUI	5,000	5,000	0	0%
MASAMI KAWATA	5,000	5,000	0	0%
HIROKO KORENAGA	5,000	5,000	0	0%
MACHIKO MIHATA	5,000	5,000	0	0%
KIIKO INAMURA	5,000	5,000	0	0%
HIROMI OGAWA	5,000	5,000	0	0%
CHIYOKO NISHIKAWA	5,000	5,000	0	0%
KOETSU NISHINA	5,000	5,000	0	0%

* Mr. Abe is an officer and director of the Company.

*In exchange for registering shares held by the selling shareholders, the Company mandates that the shareholders listed herein will NOT be allowed to sell more than 25% of their shares in a one month period of time for a duration of ten months which at such time thereafter they may sell any quantity of their shares during any period of time if seen fit. If in the event a shareholder should not abide by the provision they may be subject to litigation or penalty.

PLAN OF DISTRIBUTION

The Company has 70,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 2,000,000 shares of its common stock for sale at the price of $1.00 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Hajime Abe will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Hajime Abe is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Hajime Abe will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Regarding 3a4-1 Mr. abe, hereby to be referred to as “the associated person” will restrict his participation in this offering to the following activities: Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; Provided, however, that the content of such communication is approved by a partner, officer or director of the issuer; Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; Provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or Performing ministerial and clerical work involved in effecting any transaction.

***Mr. Abe does not intend to solicit any potential purchasers through oral solicitation and his participation in the offering will be limited to the activities set forth in Rule 3a4-1(a)(4)(iii) under the Exchange Act. Mr. Abe plans to take a passive approach in the offering, only directly soliciting potential investors that are family, friends, and business acquaintances all of which will be done without oral solicitation, and only through the mailing of letters notifying such individuals of the Company’s offering. Should they then choose to invest Mr. Abe will perform ministerial and clerical work involved in effecting any such transaction. Mr. Abe will also perform the same ministerial and clerical work should other individuals come forth that would like to invest who discovered the offering through other means such as the internet, word of mouth, or other indirect means.

Hajime Abe will be offering securities of Toshoan Holdings, Inc., and as a result is deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act of 1933, as amended.

The Company will receive all proceeds from the sale of the 2,000,000 shares being offered on behalf of the company itself. The price per share is fixed at $1.00 for the duration of this offering or until our shares are quoted on the OTC marketplace at which time selling stockholders may sell shares at market prices or at privately negotiated prices. The proceeds from the remaining 70,000,000 shares held by shareholders, if sold, will not go to the company, but will go to the shareholder’s directly. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTCBB and OTCQB. In order to be quoted on the OTCBB or OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $1.00 per share unless by the selling shareholders and only at such time that are shares are quoted on the OTC Marketplace, which at such time the shareholders can sell shares at market price or in privately negotiated transactions.

*Mr. Abe will be able to sell his shares at any time during the duration of this offering. He will sell his shares at the fixed price of $1.00 per share for the duration of the offering.

*In exchange for registering shares held by the selling shareholders, the Company mandates that the shareholders listed herein will NOT be allowed to sell more than 25% of their shares in a one month period of time for a duration of ten months which at such time thereafter they may sell any quantity of their shares during any period of time if seen fit. If in the event a shareholder should not abide by the provision they may be subject to litigation or penalty.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

All expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), are being paid for by Hajime Abe, our CEO and Director, which we expect to be no more than $30,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “TOSHOAN HOLDINGS, INC.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing and taking into account the Share Transactions, we have 70,000,000 shares of Common Stock and 1,000,000 of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation. Currently, our Series A preferred stock entitles the holder thereof to 100 votes on all matters upon which the holders of the common stock of the Company are entitled to vote. Series A Preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

Our stock transfer agent is Mountain Share Transfer. Their mailing address is Mountain Share Transfer, Inc. P.O. Box 191767 Atlanta, Ga. 31119. They can be reached by phone at (303)-460-1149

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Adam Tracy Esq. of 800 W. 5TH Avenue Suite 201A Naperville, Illinois 60563.

The financial statements included in this prospectus and the registration statement have been audited by Malone Bailey, LLP, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

Our principal executive offices are located at 1-1-36, Nishiawaji, Higashiyodogawa-ku Osaka 533-0031, Japan.

The office space is currently being provided to the Company rent-free by Hajime Abe. We believe that our existing facilities are adequate for our current needs and that we will be able to lease suitable additional or alternative space on commercially reasonable terms if and when we need it.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company and TOA Fishery are provided below:

NAME	AGE	POSITION
Hajime Abe	62	President, Chief Executive Officer, and Director

Hajime Abe

Mr. Hajime Abe began his career in 1969 as an employee of Nissan Motor Company as a car salesman. Following this, in 1974, he incorporated Abe Motor Sales Co., Ltd., a Japan Corporation. A decade later in 1989, he incorporated Koa Commerce Co., Ltd., a Japan Corporation and in 1993 incorporated another Japanese company known as World Liberty Co., Ltd. More recently, in 2007 Mr. Abe incorporated the Japanese company IKL Holdings Co., Ltd. and in 2010 was appointed as President and Director of Oidon Co., Ltd, a Wyoming Corporation that he recently resigned from July of 2012. On January 22, 2013, he was appointed as Director, President, Secretary and Treasurer of TOA Holdings, Inc., a Delaware Corporation. On January 28, 2013, he incorporated TOA Shoko Japan Co., Ltd., a Japan Corporation which became wholly owned company of TOA Holdings, Inc. and was appointed as Director and President of TOA Shoko Japan Co., Ltd.. On January 28, 2013, he was appointed as the Chairman of Dong A Sang Gong Co., Ltd., a Korean Corporation. On July 2, 2013, he was appointed as the chairman of BJK Global LTD., a Bangladesh Corporation. On June 20, 2013, he was appointed as Director, President, Secretary and Treasurer of Toshoan Holdings, Inc., a Delaware Corporation. On October 10, 2013, he incorporated Tsukiji TOA Suisan Co., Ltd., a Japan Corporation. On October 10, 2013, he became the owner of Toshoan Restaurant. Tsukiji is a Japanese company that catches tuna in the Pacific Ocean and sells them to wholesale distributors at port. Toshoan Restaurant is a restaurant located in Japan that serves customers a variety of fish products, tuna, and other items.  On October 31, 2013, he incorporated TOA Fishery Co., Ltd., a Japan Corporation which became wholly owned company of Toshoan Holdings, Inc. and was appointed as Director and President of TOA Fishery Co., Ltd.. On December 3, 2013, he was appointed as Director, Secretary and Treasurer of TOA Optical Tech, Inc., a Delaware Corporation. On June 2, 2014, he incorporated TOA Hikari Giken Co., Ltd., a Japan Corporation and was appointed as Director of TOA Hikari Giken Co., Ltd.

As of June 9, 2014, his occupation and employment are as follows:

Company	State/Country	Position	Date of appointment	Notes
TOA Holdings, Inc	Delaware	Director, President, Secretary and Treasurer	January 22, 2013	Beneficial owner
TOA Shoko Japan Co., Ltd.	Japan	Director and President	January 28, 2013	Wholly owned company of TOA Holdings, Inc.
Dong A Sang Gong Co., Ltd	Korea	Chairman	January 28, 2013
BJK Global LTD.	Bangladesh	Chairman	July 2, 2013
Toshoan Holdings, Inc.	Delaware	Director, President, Secretary and Treasurer	June 20, 2013	Beneficial owner
Tsukiji TOA Suisan Co., Ltd.	Japan	Beneficial owner	October 10, 2013
Toshoan Restaurant	Japan	Beneficial owner	October 10, 2013
TOA Fishery Co., Ltd.	Japan	Director and President	October 31, 2013	Wholly owned company of Toshoan Holdings, Inc.
TOA Optical Tech, Inc.	Delaware	Director, Secretary and Treasurer	December 3, 2013	Beneficial owner
TOA Hikari Giken Co., Ltd.	Japan	Director and President	June 2, 2014	Beneficial owner

 Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year ended January 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)

Hajime Abe, President	2014(1)	-	-	5,100 (2)	-	-	-	-	$5,100

(1) On June 20, 2013, Mr. DeNunzio, as the Company’s then sole Director, appointed Hajime Abe as Director of the Company. Immediately thereafter, Mr. DeNunzio resigned as an officer and Director of the Company and appointed Mr. Abe as the President, Chief Executive Officer, Secretary and Treasurer of the Company.

(2) On December 2, 2013, the Company issued 1,000,000 shares of Series A preferred stock valued at $100 and 50,000,000 shares of restricted common stock valued at $5,000 to Hajime Abe as director’s compensation.

Compensation of Directors

The table below summarizes all compensation of our directors as of April 3, 2014.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Hajime Abe (1)	-	5,100 (1)	-	-	-	-	5,100

(1) On December 2, 2013, the Company issued 1,000,000 shares of Series A preferred stock valued at $100 and 50,000,000 shares of restricted common stock valued at $5,000 to Hajime Abe as director’s compensation.

 Summary of Compensation

Toshoan Holdings, Inc. was incorporated January 24, 2013 and has paid $5,100 as stock compensation to our sole Director and Officer to date.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 3, 2014 the Company has 70,000,000 shares of common stock and 1,000,000 shares of preferred stock issued and outstanding, which number of issued and outstanding shares of common stock and preferred stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned (1)
Executive Officers and Directors
Hajime Abe	3,852,000	5.5%	1,000,000	100.0%	61.1%
5% Shareholders None

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 20, 2013, Hajime Abe entered into a Share Purchase Agreement with Jeffrey DeNunzio. Pursuant to this Agreement, Mr. DeNunzio transferred to Hajime Abe, 20,000,000 shares of our common stock, which represents all of our issued and outstanding shares. Commensurate with this agreement, Jeffrey DeNunzio forgave the company’s debt, which at the time was in the amount of $2,244.

On December 2, 2013, the Company issued 1,000,000 shares of Series A preferred stock valued at $100 to Hajime Abe as director’s compensation.

On December 2, 2013, the Company issued 50,000,000 shares of restricted common stock valued at $5,000 to Hajime Abe as director’s compensation.

The restricted stock that was issued to Mr. Abe held several restrictions for resale. It could not be sold to any U.S. persons and any selling efforts of that stock could not be directed in the U.S.

Despite these restrictions however, the exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") allowed Mr. Abe to sell shares to Japanese citizens in the country of Japan.

As of April 30, 2014, the Company had a related-party payable in the amount of $46,129 to Hajime Abe, its sole officer and director.

Certain Relationships and Related Transactions Related to TOA Fishery

On October 31, 2013, TOA Fishery was incorporated under the Japanese Companies Act with the purpose to conduct trading operations. Mr. Hajime Abe was appointed as Director and President of TOA Fishery.

On December 13, 2013, the Company entered into a Stock Purchase Agreement with Hajime Abe, our President, sole Director and Officer. Pursuant to the Agreement, Hajime Abe transferred to Toshoan Holdings, Inc., 20 shares of the common stock of TOA Fishery Co., Ltd., a Japanese corporation (“TOA Fishery”), which represents all of its issued and outstanding shares in consideration of 1,000,000 JPY ($10,089 USD). This amount was not remitted in cash but was instead part of the balanced owed to Hajime Abe. Following the effective date of the share purchase transaction on December 13, 2013, Toshoan Holdings, Inc. gained a 100% interest in the issued and outstanding shares of TOA Fishery’s common stock and TOA Fishery became a wholly owned subsidiary of Toshoan Holdings. Toshoan Holdings, Inc. is now the controlling and sole shareholder of TOA Fishery.

During the period ending January 31, 2014, the Company purchased $5,772 of tuna from Tsukiji TOA Suisan Co., Ltd., and subsequently sold tuna in the amount of $7,504 to TOSHOAN RESTAURANT, a Japan Corporation. Mr. Hajime Abe has ownership of both TOSHOAN RESTAURANT and TSUKIJI TOA SUISAN CO., LTD.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal years.

		2014	2013
Audit fees	DKM Certified Public Accountants	$750	$2,000
	MaloneBailey, LLP	$10,850	$0
Audit related fees
Tax fees
All other fees

Total		$11,600	$2,000

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS.

TOSHOAN HOLDINGS, INC.

FORMERLY KNOWN AS GOLD EAGLE ACQUISITION, INC

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO ESTIMATED FINANCIAL STATEMENTS

Pages

Report of Previous Independent Registered Public Accounting Firm (DKM)	F2

Report of Independent Registered Public Accounting Firm - (MaloneBailey LLP)	F3

Balance Sheets	F4

Statements of Operations	F5

Statements of Stockholders’ Deficit and Comprehensive Income	F6

Statements of Cash Flows	F7

Notes to Financial Statements	F8-F9

- F1 -

2451 N McMullen Booth Rd Ste. 308 Clearwater, FL 33759-1352 Toll Free: (855) 334-0934 Main: (727) 444-1901 Cell: (727) 452-4803

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Gold Eagle Acquisition, Inc.

Cranston, RI 02910

We have audited the accompanying balance sheet of Gold Eagle Acquisition, Inc. as of January 31, 2013 and the related statements of operations, stockholders' equity and cash flows for the year then ended for the period January 24, 2013 (date of inception) through January 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gold Eagle Acquisition, Inc. as of January 31, 2013 and the related statements of operations, stockholders' equity and cash flows for the year then ended for the period January 24, 2013 (date of inception) through January 31, 2013 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring losses and negative cash flows from operating activities, a working capital deficit, and a stockholders' deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DKM Certified Public Accountants

Clearwater, Florida

February 6, 2013

- F2 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Toshoan Holdings, Inc.

(A Development Stage Company)

Osaka, Japan

We have audited the accompanying consolidated balance sheet of Toshoan Holdings, Inc. and its subsidiary (a development stage company) (collectively, the “Company”) as of January 31, 2014 and the related statements of operations and comprehensive income, shareholders’ equity (deficit), and cash flows for the year then ended and the period from January 24, 2013 (inception) to January 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the cumulative totals of the Company for the period from January 24, 2013 (inception) to January 31, 2013, which totals reflect a deficit of $2,244 accumulated during the development stage. Those cumulative totals were audited by other independent auditors, whose report, dated February 7, 2013, expressed an unqualified opinion on the cumulative amounts but included an emphasis of a matter. Our opinion, insofar as it relates to amounts included for that period is based on the report of the other independent auditors.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Toshoan Holdings, Inc. and its subsidiary as of January 31, 2014 and the related results of their operations and their cash flows for the year then ended and the period from January 24, 2013 (inception) to January 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses from operation since inception. This factor raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malone-bailey.com

Houston, Texas

March 18, 2014

- F3 -

TOSHOAN HOLDINGS, INC.
FKA GOLD EAGLE ACQUISITION, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	As of	As of
	January 31, 2014	January 31, 2013

ASSETS
Current Assets
Prepaid expenses	$-	$2,000

TOTAL CURRENT ASSETS	$-	$2,000

TOTAL ASSETS	$-	$2,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accrued expenses	$4,672	$-

Account payables-Related Party	$29,815	$2,244

TOTAL CURRENT LIABILITIES	$34,487	$2,244

TOTAL LIABILITIES	$34,487	$2,244

Shareholders’ Equity (Deficit)
Preferred stock ($.0001 par value, 20,000,000 shares authorized,
1,000,000 shares and none issued and outstanding
as of January 31, 2014 and January 31, 2013)	$100	$-
Common stock ($.0001 par value, 500,000,000 shares authorized,
70,000,000 shares and 20,000,000 shares issued and outstanding
as of January 31, 2014 and January 31, 2013)	$7,000	$2,000
Additional paid-in capital	$2,438	$-
Subscriptions receivables	$(2,676)	$-
Deficit accumulated during the development stage	$(42,284)	$(2,244)
Accumulated other comprehensive income
Foreign currency translation	$935	$-

TOTAL SHAREHOLDERS' EQUITY	$(34,487)	$(244)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$-	$2,000

The accompanying notes are an integral part of these financial statements

- F4 -

TOSHOAN HOLDINGS, INC.
FKA GOLD EAGLE ACQUISITION, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

		Period from	Period from
		January 24, 2013	January 24, 2013
	Year	(Date of Inception)	(Date of Inception)
	Ended	through	through
	January 31, 2014	January 31, 2013	January 31, 2014

Revenues – related party	$7,504	$-	$7,504
Cost of revenues – related party	5,772		5,772

Gross profit	$1,732	$-	$1,732

General and Administrative Expenses
Director's compensation	$5,100	$-	$5,100
General and administrative expenses	36,672	2,244	38,916

Total Expenses	$41,772	2,244	44,016

NET INCOME (LOSS) BEFORE TAXES	$(40,040)	$(2,244)	$(42,284)

NET INCOME (LOSS)	$(40,040)	$(2,244)	$(42,284)

OTHER COMHREHENSIVE INCOME
Foreign currency translation adjustment	$935	$-	$935

TOTAL COMPREHENSIVE INCOME (LOSS)	$(39,105)	$(2,244)	$(41,349)

WEIGHTED AVERAGE SHARES OUTSTANDING	28,349,250	20,000,000

NET INCOME(LOSS) PER SHARE	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements

- F5 -

TOSHOAN HOLDINGS, INC.
FKA GOLD EAGLE ACQUISITION, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF SHAREHOLDER EQUITY (DEFICIT)

					ADDITIONAL			OTHER
	COMMON STOCK		PREFERRED STOCK		PAID IN	SUBSCRIPTION	EARNINGS	COMPREHENSIVE
	NUMBER	AMOUNT	NUMBER	AMOUNT	CAPITAL	RECEIVABLES	(DEFICIT)	INCOME	TOTALS

January 24, 2013 (Inception) — Shares issued for services rendered at $.0001 per share, January 27, 2013	20,000,000	$2,000	-	$-	$-	$-	$-	$-	$2,000
Net loss for the period from January 24, 2013 through January 31, 2013	-	-	-	-	-	-	(2,244)	-	(2,244)

Balance - January 31, 2013	20,000,000	$2,000	-	$-	$-	$-	$(2,244)	$-	$(244)
Contribution to capital by related party for write-off of accounts payable					2,438				2,438
Shares issued for director's compensation, December 2, 2013			1,000,000	100					100
Shares issued for director's compensation, December 2, 2013	50,000,000	5,000							5,000
Acquisition of TOA Fishery Co., Ltd., December 13, 2013						(2,676)			(2,676)
Net loss for the period from February 1, 2013 through January 31, 2014							(40,040)		(40,040)
Foreign currency translation adjustment								935	935

Balance – January 31, 2014	70,000,000	$7,000	1,000,000	$100	$2,438	$(2,676)	$(42,284)	$935	$(34,487)

The accompanying notes are an integral part of these financial statements

- F6 -

TOSHOAN HOLDINGS, INC.
FKA GOLD EAGLE ACQUISITION, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF CASH FLOWS

		Period from	Period from
		January 24, 2013	January 24, 2013
	Year	(Date of Inception)	(Date of Inception)
	Ended	through	through
	January 31, 2014	January 31, 2013	January 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(40,040)	$(2,244)	$(42,284)
Stock issued for services rendered	5,100	2,000	7,100
Prepaid expenses	2,000	(2,000)	-
Accrued expenses	4,672	-	4,672

Net cash provided by (used in) operating activities	$(28,268)	$(2,244)	$(30,512)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan from Director	27,333	2,244	29,577

Net cash provided by (used in) financing activities	$27,333	$2,244	$29,577

Net effect of exchange rate changes on cash	$935	$-	$935
Net Change in Cash and Cash equivalents	(935)	-	(935)
Cash and cash equivalents - beginning of period	-	-	-
Cash and cash equivalents - end of period	-	-	-

NONCASH INVESTING AND FINANCING ACTIVITIES
Subscription receivable	$2,676	-	2,676
Contribution to capital by related party for write-off of accounts payable	2,438	-	2,438

SUPPLEMENTAL INFORMATION
Interest paid	-	-	-
Income taxes paid	-	-	-

The accompanying notes are an integral part of these financial statements.

-F7-

NOTE 1-ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization and Basis of Presentation

TOSHOAN HOLDINGS Inc. which was previously known as Gold Eagle Acquisition, Inc. (the “Company”) is a development stage company and conducts a trading business through TOA FISHERY CO., LTD., a Japan Corporation (“Toa Fishery”), which is our wholly owned subsidiary. Our business is engaged in a range of global business activities including worldwide trading of marine products and food products. As of today TOA Fishery concentrates their business activities on the importation and sale of tuna which are called “maguro” in the country of Japan.

Our principal executive offices are located at C/O Toa Shoko, 1-1-36, Nishiawaji, Higashiyodogawa-ku Osaka 533-0031, Japan. Our phone number is +81-6-6325-5035.

The Company was originally incorporated with the name Gold Eagle Acquisition, Inc., under the laws of the State of Delaware on January 24, 2013, with an objective to acquire, or merge with, an operating business.

On June 20, 2013, Jeffrey DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the sole shareholder of the Company, entered into a Share Purchase Agreement with Hajime Abe, C/O Toa Shoko, 1-1-36, Nishiawaji, Higashiyodogawa-ku, Osaka 533-0031, Japan. Pursuant to the Agreement, Mr. DeNunzio transferred to Hajime Abe, 20,000,000 shares of our common stock which represented all of our issued and outstanding shares.

Following the effective date of the share purchase transaction with Mr. DeNunzio, Hajime Abe gained a 100% interest in the issued and outstanding shares of our common stock. Mr. Hajime Abe is and remains the controlling shareholder of the Company. Commensurate with the closing, the Company filed with the Delaware Secretary of State, a Certificate of Amendment to change the name of Registrant to Toshoan Holdings, Inc.

On June 20, 2013, Mr. DeNunzio resigned as our President, Secretary, Treasurer and Director, such resignation is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On June 20, 2013, Mr. Hajime Abe was appointed as Director, President, Secretary and Treasurer, to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

On December 2, 2013, the Company issued 1,000,000 shares of restricted Series A preferred stock valued at $100 to Hajime Abe as director’s compensation.

On December 2, 2013, the Company issued 50,000,000 shares of restricted common stock valued at $5,000 to Hajime Abe as director’s compensation.

On December 13, 2013, Mr. Hajime Abe entered into stock purchase agreements with approximately 707 Japanese shareholders. Pursuant to these agreements, Mr. Abe sold 66,148,000 shares of common stock in total to these individuals and received $6,615 as aggregate consideration.

On December 13, 2013, Toshoan Holdings, Inc. entered into a Stock Purchase Agreement with Hajime Abe. Pursuant to the Agreement, Hajime Abe, at the effective date transferred to Toshoan Holdings, Inc., 20 shares of the common stock of TOA Fishery which represents all of its issued and outstanding shares in consideration of 1,000,000 JPY ($10,089 USD). Following the closing of the share purchase transaction on December 13, 2013, Toshoan Holdings, Inc. gained a 100% interest in the issued and outstanding shares of TOA Fishery’s common stock. Toshoan Holdings, Inc. is now the controlling shareholder of TOA Fishery. Hajime Abe controlled both Toshoan Holdings, Inc. and TOA Fishery Co., Ltd. as of the date of merger therefore resulting in the merger being accounted for similar to a Pooling of Interests for combining entities under common control. At the date of acquisition TOA Fishery Co, Ltd. had no assets and no liabilities, just $2,676 in subscription receivables from Hajime Abe for his founders shares of TOA Fishery. Toshoan Holdings and TOA Fishery have been combined since the inception of TOA Fishery which was October 31, 2013.

Note 2 - Significant Accounting Policies

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Development stage company.

The Company is a development stage company as defined by section 915-15 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business. All losses accumulated since inception have been considered as part of the Company's exploration stage activities.

Use of estimates.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates. Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Fiscal year end.

The Company elected January 31st as its fiscal year ending date.

Cash equivalents.

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

TRADE RECEIVABLES.

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

Fair value of financial instruments.

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification ("Paragraph 820-10-35-37") to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1. Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2. Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3. Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company's financial assets and liabilities, such as accrued expenses approximate its fair values because of the short maturity of this instrument. The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at January 31, 2014, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period from January 24, 2013 (inception) through end of fiscal year January 31, 2014.

REVENUE RECOGNITION

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

COMPREHENSIVE INCOME OR LOSS

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of owners’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income or loss is not included in the computation of income tax expense or benefit.

- F8 -

DEFERRED AND CURRENT INCOME TAXES

Deferred income tax is provided for differences between the bases of assets and liabilities for financial and income tax reporting. A deferred tax asset, subject to a valuation allowance, is recognized for estimated future tax benefits of tax-basis operating losses being carried forward.

Income taxes are provided based upon the liability method of accounting pursuant to the FASB ASC Topic concerning Income Taxes. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against the deferred tax asset if management does not believe the Company has met the “more likely than not” standard imposed by the FASB ASC Topic concerning Income Taxes to allow recognition of such an asset.

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date. The Company adopted section 740-10-25 of the FASB Accounting Standards Codification ("Section 740-10-25"). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

For the year ended January 31, 2014, the Company did not have any interest and penalties associated with tax positions. As of January 31, 2014, the Company did not have any significant unrecognized uncertain tax positions.

The Company conducts its major businesses in Japan and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority.

Enterprise income tax in Japan is generally charged at 38.4% of a company’s assessable profit. The Company’s subsidiaries incorporated in Japan are subject to Japanese enterprises income tax at the applicable tax rates on the taxable income as reported in their Japanese statutory accounts in accordance with the relevant enterprises income tax laws applicable to foreign enterprises.

The Company is governed by the Income Tax Law of Japan as well as Tokyo Local Income Tax Law (“the Income Tax Laws”). Under the Income Tax Laws, Corporations in Tokyo, Japan are generally subject to an income tax at an effective rate of 38.4% on income as reported in their statutory financial statements after appropriate tax adjustments unless the enterprise is located in specially designated regions of cities for which more favorable effective tax rates apply.

For the period ended January 31, 2014 and January 31, 2013, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry forward has been fully reserved. The cumulative net operating loss carry forward is approximately $37,000 at January 31, 2014 and will expire beginning in the year 2033. Annual use of the net operating loss may be limited by Internal Revenue Code Section 382 due to an ownership change.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	January 31, 2014	January 31, 2013

Deferred tax asset attributable to
Net operating loss carryover	12,600	763
Valuation allowance	(12,600)	(763)

Net deferred tax assets	$-	$-	$

FOREIGN CURRENCY TRANSLATION

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. The Company maintains its books and record in its local currency, Japanese YEN (“JPY”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. In accordance with ASC Topic 830-30, “Translation of Financial Statement”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements are recorded as a separate component of accumulated other comprehensive income within the statements of owners’ equity.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective year:

Period from February 1, 2013 Through January 31, 2014
Current JPY: US$1 exchange rate	102.03
Average JPY: US$1 exchange rate	98.89

Net loss per common share.

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of January 31, 2014 and 2013.

STOCK-BASED COMPENSATION

The Company adopted FASB guidance on stock based compensation upon inception at January 24, 2013. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock options issued for services from inception through January 31, 2014.

Our employee stock-based compensation awards are accounted for under the fair value method of accounting, as such, we record the related expense based on the more reliable measurement of the service provided, or the fair market value of the stock issued multiplied by the number of shares awarded.

We account for our employee stock options under the fair value method of accounting using a Black-Scholes valuation model to measure stock option expense at the date of grant. We do not backdate, re-price, or grant stock-based awards retroactively. As of the date of this report, we have not issued any stock options.

NOTE 3 - GOING CONCERN

The accompanying financial statements are prepared on a basis of accounting assuming that the Company is a going concern that contemplates realization of assets and satisfaction of liabilities in the normal course of business. The Company is considered a development stage company and has few current revenue sources. The Company’s management plans to engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue- producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

NOTE 4 - STOCKHOLDER’S EQUITY

On January 27, 2013, the Board of Directors issued 20,000,000 shares of common stock to the founding shareholder in exchange for incorporation fees of $244 and developing the Company’s business concept and plan valued at $2,000 to a total amount of $2,244.

On December 2, 2013, the Company issued 1,000,000 shares of restricted Series A preferred stock valued at $100 to Hajime Abe as director’s compensation.

On December 2, 2013, the Company issued 50,000,000 shares of restricted common stock valued at $5,000 to Hajime Abe as director’s compensation.

On December 11, 2013, Mr. Hajime Abe entered into stock purchase agreements with approximately 707 Japanese shareholders. Pursuant to these agreements, Mr. Abe sold 66,148,000 shares of common stock in the company to these individuals and received $6,615 as aggregate consideration.

We claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

NOTE 5 - RELATED-PARTY TRANSACTIONS

Commensurate with the share purchase agreement between Mr. DeNunzio and Mr. Abe in which Mr. Abe acquired 20,000,000 shares of Toshoan Holdings, Inc., Mr. DeNunzio forgave the company’s debt, which at the time was in the amount of 2,244.

At January 31, 2014 the company had a related-party payable in the amount of $33,763 to its sole officer and director.

On December 13, 2013, Toshoan Holdings, Inc. acquired TOA Fishery. Hajime Abe controlled both Toshoan Holdings, Inc. and Toa Fishery Co., Ltd. as of the date of merger therefore resulting in the merger being accounted for similar to a Pooling of Interests for combining entities under common control.

During the period ending January 31, 2014, the Company purchased $5,772 of tuna from Tsukiji TOA Suisan Co., Ltd., and subsequently sold tuna in the amount of $7,504 to TOSHOAN RESTAURANT, a Japan Corporation. Mr. Hajime Abe has ownership of both TOSHOAN RESTAURANT and TSUKIJI TOA SUISAN CO., LTD.

NOTE 6 – SUBSEQUENT EVENTS

None

- F9 -

TOSHOAN HOLDINGS, INC.

FORMERLY KNOWN AS GOLD EAGLE ACQUISITION, INC

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE QUARTERLY PERIOD ENDED APRIL 30, 2014

INDEX TO ESTIMATED FINANCIAL STATEMENTS

Pages

Balance Sheets	F11

Statements of Operations	F12

Statements of Cash Flows	F13

Notes to Financial Statements	F14

- F10 -

TOSHOAN HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of	As of
	April 30, 2014	January 31, 2014

ASSETS
Current Assets
Trade receivables - Related party	$21,126	$-
TOTAL CURRENT ASSETS	$21,126	$-

TOTAL ASSETS	$21,126	$-

LIABILITIES AND SHAREHOLDER EQUITY
Current Liabilities
Trade Payables - Related party	$15,845	$-
Accrued expenses	$-	$4,672
Account payables - Related Party	$46,129	$29,815
TOTAL CURRENT LIABILITIES	$61,974	$34,487

TOTAL LIABILITIES	$61,974	$34,487

Shareholders’ Equity (Deficit)
Preferred stock ($.0001 par value, 20,000,000 shares authorized,
1,000,000 share and none issued and outstanding
as of April 30, 2014 and January 31, 2014)	$100	$100
Common stock ($.0001 par value, 500,000,000 shares authorized,
70,000,000 shares and 20,000,000 shares issued and outstanding
as of April 30, 2014 and January 31, 2014)	$7,000	$7,000
Additional paid-in capital	$2,438	$2,438
Subscriptions receivables	$(2,505)	$(2,676)
Deficit accumulated during the development stage	$(48,841)	$(42,284)
Accumulated other comprehensive income
Foreign currency translation	$960	$935

TOTAL SHAREHOLDERS' EQUITY	$(40,848)	$(34,487)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$21,126	$-

The accompanying notes are an integral part of these unaudited financial statements

- F11 -

TOSHOAN HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

			Period from
			January 24, 2013
	Three months	Three months	(Date of Inception)
	Ended	Ended	through
	April 30, 2014	April 30, 2013	April 30, 2014

Revenues - Related party	$21,110	$-	$28,614
Cost of revenues - Related party	15,833	-	21,605

Gross profit	$5,277	$-	$7,009

General and Administrative Expenses
Director's compensation	$-	$-	$5,100
General and administrative expenses	11,834	2,000	50,750

Total Expenses	$11,834	2,000	55,850

NET INCOME (LOSS) BEFORE TAXES	$(6,557)	$(2,000)	$(48,841)

Income Tax Expenses	$-	$-	$-

NET INCOME (LOSS)	$(6,557)	$(2,000)	$(48,841)

OTHER COMHREHENSIVE INCOME
Foreign currency translation adjustment	$25	$-	$960

TOTAL COMPREHENSIVE INCOME (LOSS)	$(6,532)	$(2,000)	$(47,881)

WEIGHTED AVERAGE SHARES OUTSTANDING	70,000,000	20,000,000

NET INCOME(LOSS) PER SHARE	$(0.00)	$(0.00)

The accompanying notes are an integral part of these unaudited financial statements

- F12 -

TOSHOAN HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)
			Period from
			January 24, 2013
	Three months	Three months	(Date of Inception)
	Ended	Ended	through
	April 30, 2014	April 30, 2013	April 30, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(6,557)	$(2,000)	$(48,841)
Trade receivables - Related party	(21,126)	-	(21,126)
Trade payables - Related party	15,845	-	15,845
Prepaid Expenses	-	2,000	-
Accrued expenses	(4,672)	-	-
Stock issued for services rendered	-	-	7,100
Net cash provided by (used in) operating activities	$(16,510)	$-	$(47,022)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan from Director	$16,314	$-	$45,891
Decrease (increase) of Subscription receivables	171	-	171
Net cash provided by (used in) financing activities	$16,485	-	46,062

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) investing activities	$-	$-	$-

Net effect of exchange rate changes on cash	$25	$-	$960
Net Change in Cash and Cash equivalents	-	-	-
Cash and cash equivalents - beginning of period	-	-	-
Cash and cash equivalents - end of period	-	-	-

NONCASH INVESTING AND FINANCING ACTIVITIES
Subscription receivables	$-	-	2,676
Contribution to capital by related party for write-off of accounts payable	-	-	2,438

SUPPLEMENTAL INFORMATION
Interest paid	-	-	-
Income taxes paid	-	-	-

The accompanying notes are an integral part of these unaudited financial statements.

- F13 -

TOSHOAN HOLDINGS, INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

AS OF APRIL 30, 2014

(UNAUDITED)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Toshoan Holdings, Inc. (the “Company”), a development stage company, was incorporated under the laws of the State of Delaware on January 24, 2013, with an objective to acquire, or merge with, an operating business. As of October 31, 2013, the Company had not yet commenced any operations.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements of Toshoan Holdings, Inc. (the “Company” ) have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, or the SEC, including the instructions to Form 10-Q and Regulation S-X. In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the three month periods and for the period from the date of inception have been made. Results for the interim periods presented are not necessarily indicative of the results that might be expected for the entire fiscal year. When used in these notes, the terms “Company”, “we”, “us” or “our” mean the Company. Certain information and note disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America has been condensed or omitted from these statements pursuant to such accounting principles and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements and should be read in conjunction with our audited financial statements for the year ended January 31, 2014.

The results of operations for the three month period ended April 30, 2014 are not necessarily indicative of the results for the full fiscal year ending January 31, 2015.

NOTE 3 - GOING CONCERN

The accompanying financial statements are prepared on a basis of accounting assuming that the Company is a going concern that contemplates realization of assets and satisfaction of liabilities in the normal course of business. The Company is considered a development stage company and has few current revenue sources. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s management plans to engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue- producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4 - RELATED-PARTY TRANSACTIONS

At April 30, 2014 the Company owed a related party in the amount of $46,129 to Hajime Abe, sole director.

At April 30, 2014, the Company has $15,845 of related party trade payable due to Tsukiji Toa Suisan Co., Ltd. for the amount of cost of goods sold. Hajime Abe is a shareholder of Tsukiji Toa Suisan Co., Ltd..

At April 30, 2014, the Company has $21,126 of related party trade payable due to Toshoan Restaurant for the amount of cost of goods sold. Hajime Abe is owner of Toshoan Restaurant.

NOTE 5 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date the financial statements were issued. Based on our evaluation no events have occurred requiring adjustment or disclosure.

-F14-

 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$9,273.60
Auditor Fees and Expenses	$6,000.00
Legal Fees and Expenses	$5,000.00
EDGAR fees	$3,000.00
Transfer Agent Fees	$6,000.00
TOTAL	$29,273.60

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of Toshoan Holdings, Inc. (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of Toshoan Holdings, Inc. to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On December 11, 2013, Mr. Hajime Abe entered into stock purchase agreements with approximately 707 Japanese shareholders. Pursuant to these agreements, Mr. Abe sold 66,148,000 shares of common stock in the company to these individuals.

We claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On December 13, 2013, Toshoan Holdings, Inc., a Delaware company (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Hajime Abe, our President, sole Director and Officer. Pursuant to the Agreement, Hajime Abe transferred to Toshoan Holdings, Inc., 20 shares of the common stock of TOA Fishery Co., Ltd., a Japanese corporation (“TOA Fishery”), which represents all of its issued and outstanding shares in consideration of 1,000,000 JPY ($10,089 USD). This amount was not remitted in cash but was instead part of the balanced owed to Hajime Abe. Following the effective date of the share purchase transaction on December 13, 2013, Toshoan Holdings, Inc. gained a 100% interest in the issued and outstanding shares of TOA Fishery’s common stock and TOA Fishery became a wholly owned subsidiary of Toshoan Holdings. Toshoan Holdings, Inc. is now the controlling and sole shareholder of TOA Fishery.

ITEM 16. EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Delaware Secretary of State on January 24, 2013. (1)
3.2	By-laws. (1)
3.7	Supplier Agreement with Tsukiji TOA Suisan Co., Ltd. (3)
5.1	Legal Opinion Letter (2)
23.1	Consent of Independent Accounting Firm “MaloneBailey LLP”. (2)
23.2	Consent of Independent Accounting Firm “DKM Certified Public Accountants” (2)

____________________

(1)	Filed as an exhibit to the Company's Registration Statement on Form 10, as filed with the SEC on February 7, 2013, and incorporated herein by this reference.
(2)	Filed herewith.
(3)	Filed as an exhibit to Super 8-k filed December 19, 2013

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Osaka, Japan, on September 9, 2014.

TOSHOAN HOLDINGS, INC.

By: /s/ Hajime Abe
Name: Hajime Abe
Title: Chief Executive Officer (CEO) Date: September 9, 2014

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Hajime Abe  Signature: /s/ Hajime Abe  Title: President, Chief Executive Officer and Director (Principal Executive Officer) Date: September 9, 2014

Name: Hajime Abe  Signature: /s/ Hajime Abe  Title: Chief Financial Officer (Principal Financial Officer)  Date: September 9, 2014

Name: Hajime Abe  Signature: /s/ Hajime Abe  Title: Chief Accounting Officer (Principal Accounting Officer)  Date: September 9, 2014